$500,000,000



                         COMPETITIVE ADVANCE AND
                    REVOLVING CREDIT FACILITY AGREEMENT



                       Dated as of February 16, 1994



                                   among



                            ETHYL CORPORATION,



                          THE BANKS NAMED HEREIN,



                  CHEMICAL BANK, AS ADMINISTRATIVE AGENT



                                    AND



             NATIONSBANK OF NORTH CAROLINA, N.A., AS CO-AGENT

                             TABLE OF CONTENTS


                                                                       Page

ARTICLE I.     DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . 1

  Section 1.01.  Defined Terms. . . . . . . . . . . . . . . . . . . . . . 1
  Section 1.02.  Terms Generally. . . . . . . . . . . . . . . . . . . . .17

ARTICLE II.    THE CREDITS. . . . . . . . . . . . . . . . . . . . . . . .18

  Section 2.01.  Commitments. . . . . . . . . . . . . . . . . . . . . . .18
  Section 2.02.  Loans. . . . . . . . . . . . . . . . . . . . . . . . . .18
  Section 2.03.  Competitive Bid Procedure. . . . . . . . . . . . . . . .20
  Section 2.04.  Committed Borrowing Procedure. . . . . . . . . . . . . .23
  Section 2.05.  Refinancings . . . . . . . . . . . . . . . . . . . . . .24
  Section 2.06.  Fees . . . . . . . . . . . . . . . . . . . . . . . . . .25
  Section 2.07.  Notes; Repayment of Loans. . . . . . . . . . . . . . . .25
  Section 2.08.  Interest on Loans. . . . . . . . . . . . . . . . . . . .26
  Section 2.09.  Additional Interest; Alternate
                   Rate of Interest . . . . . . . . . . . . . . . . . . .27
  Section 2.10.  Termination, Reduction and
                   Extension of Commitments . . . . . . . . . . . . . . .28
  Section 2.11.  Optional Prepayment of Loans . . . . . . . . . . . . . .29
  Section 2.12.  Reserve Requirements; Change
                   in Circumstances . . . . . . . . . . . . . . . . . . .30
  Section 2.13.  Change in Legality . . . . . . . . . . . . . . . . . . .32
  Section 2.14.  Indemnity. . . . . . . . . . . . . . . . . . . . . . . .33
  Section 2.15.  Pro Rata Treatment, etc. . . . . . . . . . . . . . . . .34
  Section 2.16.  Payments . . . . . . . . . . . . . . . . . . . . . . . .34
  Section 2.17.  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . .35
  Section 2.18.  Certain Bank Obligations . . . . . . . . . . . . . . . .39

ARTICLE III.      REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . .40

  Section 3.01.  Organization; Corporate Powers . . . . . . . . . . . . .40
  Section 3.02.  Authorization. . . . . . . . . . . . . . . . . . . . . .40
  Section 3.03.  Governmental Approval. . . . . . . . . . . . . . . . . .41
  Section 3.04.  Financial Statements . . . . . . . . . . . . . . . . . .41
  Section 3.05.  No Material Adverse Change . . . . . . . . . . . . . . .41
  Section 3.06.  Subsidiaries . . . . . . . . . . . . . . . . . . . . . .42
  Section 3.07.  Litigation . . . . . . . . . . . . . . . . . . . . . . .42
  Section 3.08.  Tax Returns. . . . . . . . . . . . . . . . . . . . . . .42
  Section 3.09.  Properties . . . . . . . . . . . . . . . . . . . . . . .43
  Section 3.10.  Employee Benefit Plans . . . . . . . . . . . . . . . . .43
  Section 3.11.  Investment Company Act; Public
                   Utility Holding Company Act. . . . . . . . . . . . . .43
  Section 3.12.  Federal Reserve Regulations. . . . . . . . . . . . . . .44
  Section 3.13.  No Material Misstatements. . . . . . . . . . . . . . . .44
  Section 3.14.  Compliance with Laws . . . . . . . . . . . . . . . . . .44
  Section 3.15.  Environmental and Safety Matters . . . . . . . . . . . .44

ARTICLE IV.    CONDITIONS OF LENDING. . . . . . . . . . . . . . . . . . .45

  Section 4.01.  Conditions to be Satisfied
                   on Date of Each Borrowing. . . . . . . . . . . . . . .45

ARTICLE V.     AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . .46

  Section 5.01.  Corporate Existence; Businesses and
                   Properties . . . . . . . . . . . . . . . . . . . . . .46
  Section 5.02.  Insurance. . . . . . . . . . . . . . . . . . . . . . . .47
  Section 5.03.  Obligations and Taxes. . . . . . . . . . . . . . . . . .47
  Section 5.04.  Financial Statements,
                   Reports, etc.. . . . . . . . . . . . . . . . . . . . .48
  Section 5.05.  Litigation and Other Notices . . . . . . . . . . . . . .49
  Section 5.06.  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . .50
  Section 5.07.  Access to Premises and Records . . . . . . . . . . . . .50
  Section 5.08.  Reorganization and Distribution
                   Agreement. . . . . . . . . . . . . . . . . . . . . . .51
  Section 5.09.  Issuance of Notes. . . . . . . . . . . . . . . . . . . .51

ARTICLE VI.    NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . .51

  Section 6.01.  Liens, etc.. . . . . . . . . . . . . . . . . . . . . . .51
  Section 6.02.  Indebtedness of Subsidiaries . . . . . . . . . . . . . .53
  Section 6.03.  Compliance with Regulations G,
                   U and X. . . . . . . . . . . . . . . . . . . . . . . .53
  Section 6.04.  Mergers, Consolidations and
                   Sales of Assets. . . . . . . . . . . . . . . . . . . .53
  Section 6.05.  Leverage Ratio . . . . . . . . . . . . . . . . . . . . .54
  Section 6.06.  Minimum Consolidated Tangible
                   Net Worth. . . . . . . . . . . . . . . . . . . . . . .54

ARTICLE VII.   EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . .54

ARTICLE VIII.  THE AGENT. . . . . . . . . . . . . . . . . . . . . . . . .58

ARTICLE IX.    MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . .62

   Section 9.01. Notices. . . . . . . . . . . . . . . . . . . . . . . . .62
   Section 9.02. Waivers; Amendments. . . . . . . . . . . . . . . . . . .62
   Section 9.03. Right of Setoff. . . . . . . . . . . . . . . . . . . . .63
   Section 9.04. Successors and Assigns . . . . . . . . . . . . . . . . .64
   Section 9.05. Expenses; Indemnity. . . . . . . . . . . . . . . . . . .68
   Section 9.06. Survival of Agreement, Representa-
                   tions and Warranties, etc. . . . . . . . . . . . . . .69
   Section 9.07. Governing Law. . . . . . . . . . . . . . . . . . . . . .69
   Section 9.08. Sharing of Setoffs . . . . . . . . . . . . . . . . . . .69
   Section 9.09. Interest Rate Limitation . . . . . . . . . . . . . . . .70
   Section 9.10. Entire Agreement . . . . . . . . . . . . . . . . . . . .70
   Section 9.11. Waiver of Jury Trial . . . . . . . . . . . . . . . . . .70
   Section 9.12. Severability . . . . . . . . . . . . . . . . . . . . . .71
   Section 9.13. Counterparts . . . . . . . . . . . . . . . . . . . . . .71
   Section 9.14. Headings . . . . . . . . . . . . . . . . . . . . . . . .71
   Section 9.15. Jurisdiction; Consent to
                   Service of Process . . . . . . . . . . . . . . . . . .71
   Section 9.16. Binding Effect . . . . . . . . . . . . . . . . . . . . .72
   Section 9.17. Effectiveness. . . . . . . . . . . . . . . . . . . . . .72

Exhibits

Exhibit A-1  Form of Competitive Bid Request
Exhibit A-2  Form of Competitive Bid Invitation
Exhibit A-3  Form of Competitive Bid
Exhibit A-4  Form of Competitive Bid Accept/Reject Letter
Exhibit A-5  Form of Committed Borrowing Request
Exhibit B-1  Form of Competitive Note
Exhibit B-2  Form of Committed Note
Exhibit C    Form of Assignment and Acceptance
Exhibit D    Form of Administrative Questionnaire

Schedules

Schedule 2.01    Banks and Commitments
Schedule 3.06    Subsidiaries
Schedule 3.07    Litigation
Schedule 3.15    Environmental and Safety Matters
Schedule 6.01    Liens
Schedule 6.02    Indebtedness

                 COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY
             AGREEMENT dated as of February 16, 1994, among ETHYL CORPORATION, a Virginia corporation (hereinafter called the Company), the banks listed in Schedule 2.01 (the "Banks"), CHEMICAL BANK, a New York banking corporation, as administrative agent for the Banks under this Agreement (in such capacity, the "Administrative Agent"), and NATIONSBANK OF NORTH CAROLINA, N.A., a national banking association, as co-agent (in such capacity, the "Co-Agent").


          The Company has requested the Banks to extend credit to the Company in order to enable it to borrow on a committed revolving credit basis on and after the Effective Date and at any time and from time to time prior to the Maturity Date (as hereinafter defined), a principal amount not in excess of $500,000,000 at any time outstanding. The Company has also requested the Banks to provide a procedure pursuant to which the Company may invite the Banks to bid on an uncommitted basis on short-term borrowings by the Company. The proceeds of borrowings hereunder are to be used for general corporate purposes, including to refinance existing debt and to finance acquisitions and common stock repurchases. The Banks are severally, and not jointly, willing to extend such credit to the Company on the terms and conditions hereinafter set forth. Accordingly, the Company, the Administrative Agent, the Co-Agent and the Banks agree as follows (it being understood that this Agreement and the obligations of the parties hereto will become effective only as provided in Section 9.17):


                                 ARTICLE I

                                Definitions

          SECTION 1.01. Defined Terms. As used in this Agreement, the following words and terms shall have the meanings specified below:

          "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

          "ABR Loan" shall mean any Committed Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

          "Administrative Fees" shall have the meaning assigned to such term in Section 2.06(b).

          "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit D.

          "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

          "Albemarle" shall mean Albemarle Corporation, a Virginia corporation.

          "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced
as effective.   "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Commitment Fee Percentage" shall mean on any date the applicable percentage set forth below opposite the applicable Ratings or, under the circumstances specified below, opposite the Leverage Ratio:

     S&P/Moody's/Duff                                   Commitment Fee
     & Phelps Rating;
     Leverage Ratio

     Category 1
     A-/A3/A- or higher;
     less than 30%                                           .1250%

     Category 2
     BBB+/Baa1/BBB+;
     greater than or equal
     to 30% but less than 45%                                .1875%

     Category 3
     BBB/Baa2/BBB;
     greater than or equal to 45%
     but less than 50%                                       .2250%

     Category 4
     BBB-/Baa3/BBB-;
     greater than or equal to 50%
     but less than 55%                                       .2500%

     Category 5
     BB+/Ba1/BB+ or lower;
     greater than or equal to 55%                            .3750%


For purposes of the foregoing, (i) if at least two Ratings shall be available and the Ratings shall fall within different Categories specified above, (A) if three Ratings shall be available, the Applicable Commitment Fee Percentage shall be determined by reference to the lower of the two highest Ratings (it being understood that if the two highest Ratings shall be in the same Category, the Applicable Commitment Fee Percentage shall be determined by reference to such Category) and (B) if two Ratings shall be available, the Applicable Commitment Fee Percentage shall be determined by reference to the Category in which the lower of the two Ratings falls;
(ii) if only one Rating shall be available, then the Applicable Commitment Fee Percentage shall be determined by reference to the lower (i.e., the numerically higher) of (A) the Category in which that Rating falls or (B) the Category corresponding to the Leverage Ratio; and (iii) if no Ratings shall be available, then the Applicable Commitment Fee Percentage shall be determined by reference to the Leverage Ratio. If any Rating shall be changed (other than as a result of a change in such rating agency's rating system) such change shall be effective as of the date on which it is first announced by the applicable rating agency. For purposes of the foregoing, the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Company based on the financial statements of the Company delivered for such fiscal quarter pursuant to Section 5.04 and the ratio so determined shall be effective from and including the Determination Date immediately following such fiscal quarter end to but excluding the next following Determination Date; provided, however, that the Leverage Ratio for any period during which the Company shall have failed to deliver the financial statements required by Section 5.04 after having received from the Administrative Agent notice of such non-delivery shall be deemed for the purposes of this definition to correspond to Category 5 until such time as the Administrative Agent receives such financial statements. Each change in the Applicable Commitment Fee Percentage shall apply during the period commencing on the effective date of such change in the Ratings or the Leverage Ratio, as applicable, and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's, S&P or Duff & Phelps shall change, the Company and the Banks shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system (and pending or in the absence of any agreement the Applicable Commitment Fee Percentage will be determined by reference to the other Rating or Ratings, if any).

          "Applicable Margin" shall mean on any date, with respect to the Loans comprising any Eurodollar Loan or ABR Loan, as the case may be, the applicable spread set forth below opposite the applicable Ratings or, under the circumstances specified below, opposite the Leverage Ratio:

S&P/Moody's/Duff          Eurodollar Loan          ABR Loan
& Phelps Rating;              Spread                Spread
Leverage Ratio

Category 1
A-/A3/A- or higher;
less than 30%                    .350%               .000%

Category 2
BBB+/Baa1/BBB+;
greater than or equal to 30%
but less than 45%                .430%               .000%

Category 3
BBB/Baa2/BBB;
greater than or equal to 45%
but less than 50%                .470%               .000%

Category 4
BBB-/Baa3/BBB-;
greater than or equal to 50%
but less than 55%                .600%               .000%

Category 5
BB+/Ba1/BB+ or lower;
greater than or equal to 55%     .875%               .125%


For purposes of the foregoing, (i) if at least two Ratings shall be available and the Ratings shall fall within different Categories specified above, (A) if three Ratings shall be available, the Applicable Margin shall be determined by reference to the lower of the two highest Ratings (it being understood that if the two highest Ratings shall be in the same Category, the Applicable Margin shall be determined by reference to such Category) and (B) if two Ratings shall be available, the Applicable Margin shall be determined by reference to the Category in which the lower of the two Ratings falls; (ii) if only one Rating shall be available, then the Applicable Margin shall be determined by reference to the lower (i.e., the numerically higher) of (A) the Category in which that Rating falls or (B) the Category corresponding to the Leverage Ratio; and (iii) if no Ratings shall be available, then the Applicable Margin shall be determined by reference to the Leverage Ratio. If any Rating shall be changed (other than as a result of a change in such rating agency's rating system) such change shall be effective as of the date on which it is first announced by the applicable rating agency. For purposes of the foregoing, the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Company based on the financial statements of the Company delivered for such fiscal quarter pursuant to Section 5.04 and the ratio so determined shall be effective from and including the Determination Date immediately following such fiscal quarter end to but excluding the next following Determination Date; provided, however, that the Leverage Ratio for any period during which the Company shall have failed to deliver the financial statements required by Section 5.04 after having received from the Administrative Agent notice of such non-delivery shall be deemed for the purposes of this definition to correspond to Category 5 until such time as the Administrative Agent receives such financial statements. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change in the Ratings or the Leverage Ratio, as applicable, and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's, S&P or Duff & Phelps shall change, the Company and the Banks shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system (and pending or in the absence of any agreement the Applicable Margin will be determined by reference to the other Rating or Ratings, if any).

          "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Bank and an assignee, and accepted by the Administrative Agent, in the form of Exhibit C or such other form as shall be approved by the Administrative Agent.

          "Attributable Debt" shall mean, in connection with a Sale and Lease-Back Transaction, the present value (discounted in accordance with GAAP at the debt rate implied in the lease) of the obligations of the lessee for rental payments during the term of the applicable lease.

          "Board" shall mean the Board of Governors of the Federal Reserve System of the United States, or any successor thereto.

          "Borrowing" shall mean a group of Loans of a single Type made by the Banks (or, in the case of a Competitive Borrowing, by the Bank or Banks whose Competitive Bids have been accepted pursuant to Section 2.03) on a single date and as to which a single Interest Period is in effect.

          "Business Day" shall mean any day not a Saturday, Sunday or legal holiday in the State of New York on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London Interbank Market.

          "Capitalized Lease Obligations" shall mean the obligations to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet under GAAP, and, for the purposes hereof, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          A "Change in Control" shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) other than Bruce C. Gottwald, Floyd D. Gottwald, Jr. or members of their respective families, or investment entities owned by any of them, shall own directly or indirectly, beneficially or of record, shares representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company or any corporation directly or indirectly Controlling the Company; or (b) a majority of the seats (other than vacant seats) on the board of directors of the Company or any corporation directly or indirectly Controlling the Company shall at any time be occupied by persons who were neither (i) nominated by the management of the Company or by persons who were members of the board of directors as of the Effective Date or members elected by two thirds of such members, nor (ii) appointed by directors so nominated; provided, however, that an event described in clause (a) above shall not constitute a "Change in Control" if the acquisition of shares resulting in ownership of in excess of the 20% threshold referred to in such clause (a) shall have been approved, prior to the acquisition of such shares or the commencement by the person or group referred to in such clause (a) of a tender offer for shares of the Company that would result, if successful, in such person or group owning in excess of such 20% threshold, by a majority of the members of the board of directors of the Company who were either members of the board of directors as of the date of this Agreement or nominated or appointed as provided in clauses (b)(i) or (ii) above.

          "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

          "Commitment" shall mean, with respect to each Bank, the Commitment of such Bank hereunder as set forth in Schedule 2.01 hereto, as the same may be permanently terminated, reduced or extended from time to time pursuant to the provisions of Section 2.10. The Commitments shall be deemed permanently terminated on the Maturity Date.

          "Commitment Fee" shall have the meaning assigned to such term in
Section 2.06(a) hereof.

          "Committed Borrowing" shall mean a borrowing consisting of simultaneous Committed Loans from each of the Banks.

          "Committed Borrowing Request" shall mean a request made pursuant to Section 2.04 in the form of Exhibit A-5.

          "Committed Loans" shall mean the revolving loans made by the Banks to the Company pursuant to Section 2.04. Each Committed Loan shall be a Eurodollar Committed Loan or an ABR Loan.

          "Committed Note" shall mean a promissory note of the Company in the form of Exhibit B-2 executed and delivered as provided in Section 2.07.

          "Competitive Bid" shall mean an offer by a Bank to make a Competitive Loan pursuant to Section 2.03.

          "Competitive Bid Accept/Reject Letter" shall mean a notification made by the Company pursuant to Section 2.03(d) in the form of Exhibit A-4.

          "Competitive Bid Rate" shall mean, as to any Competitive Bid made by a Bank pursuant to Section 2.03(b), (i) in the case of a Eurodollar Competitive Loan, the Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Bank making such Competitive Bid.

          "Competitive Bid Request" shall mean a request made pursuant to
Section 2.03 in the form of Exhibit A-1.

          "Competitive Borrowing" shall mean a borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Bank or Banks whose Competitive Bids for such Borrowing have been accepted by the Company under the bidding procedure described in Section 2.03.

          "Competitive Loan" shall mean a Loan from a Bank to the Company pursuant to the bidding procedure described in Section 2.03. Each Competitive Loan shall be a Eurodollar Competitive Loan or a Fixed Rate Loan.

          "Competitive Note" shall mean a promissory note of the Company in the form of Exhibit B-1 executed and delivered as provided in Section 2.07.


          "Consolidated" shall mean, as applied to any financial or accounting term, such term determined on a consolidated basis for the Company and the Subsidiaries in accordance with generally accepted accounting principles, including principles of consolidation, consistent with those applied in the preparation of the Consolidated financial statements referred to in Section 3.04.

          "Consolidated Capitalization" shall mean, as of any date, the sum of (a) Consolidated Shareholders' Equity and (b) Consolidated Indebtedness, in each case at such date.

          "Consolidated Indebtedness" shall mean, as of any date, all Indebtedness of the Company and the Subsidiaries at such date, computed and consolidated in accordance with GAAP.

          "Consolidated Shareholders' Equity" shall mean, as of any date, the Shareholders' Equity of the Company and the Subsidiaries at such date, computed and consolidated in accordance with GAAP.

          "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

          "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

          "Designated Subsidiary" shall mean any Subsidiary that (a) has assets with a total market value not in excess of $10,000 and (b) has not conducted any business or other operations during the prior 12-month period.

          "Determination Date" shall mean (a) the 60th day following the end of the fiscal quarter of the Company during which the Spin-Off shall have occurred and (b) thereafter the 60th day following the end of each of the first three fiscal quarters in each fiscal year of the Company and the 120th day following the end of each fiscal year of the Company.

          "Dollars", "dollars" or "$" shall mean dollars of lawful money of the United States of America.

          "Duff & Phelps" shall mean Duff & Phelps Credit Rating Co.

          "Effective Date" shall have the meaning given to such term in
Section 9.17.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

          "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414 of the Code.

          "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

          "Eurodollar Committed Loan" shall mean any Committed Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

          "Eurodollar Competitive Loan" shall mean any Competitive Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

          "Eurodollar Loan" shall mean any Eurodollar Competitive Loan or Eurodollar Committed Loan.

          "Event of Default" shall have the meaning given to such term in
Article VII.

          "Executive Officer" shall mean an executive officer as defined in Rule 13b-7 of the rules and regulations adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

          "Fees" shall mean the Commitment Fees and the Administrative
Fees.

          "Financial Officer" shall mean the Chief Financial Officer, the Vice Chairman of the Board or the Treasurer of the Company.

          "Financial Statements" shall mean (a) the Consolidated balance sheets of the Company and its subsidiaries as at December 31, 1992, and the related statements of income and changes in financial position for the fiscal year then ended, reported on by Coopers & Lybrand, independent public accountants and (b) the unaudited Consolidated balance sheets of the Company and its subsidiaries as of September 30, 1993, and the related statements of income and changes in financial position for the nine-month period then ended, duly certified by a Financial Officer of the Company.

          "Fixed Rate Borrowing" shall mean a Borrowing comprised of Fixed Rate Loans.

          "Fixed Rate Loan" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Bank making such Loan in its Competitive Bid.

          "Foreign Subsidiary" shall mean any Subsidiary organized under the laws of any country or any political subdivision of any country, except for Subsidiaries organized under the laws of the United States of America or Canada or any political subdivision of the United States of America or Canada.

          "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis.

          "Governmental Authority" shall mean any Federal, state, local, or foreign court or governmental agency, authority, instrumentality or regulatory body.

          "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

          "Indebtedness" with respect to any person shall mean at any time, without duplication, (i) all obligations of such person for borrowed money,
(ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such person upon which interest charges are customarily paid, (iv) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (v) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers incurred in the ordinary course of business and not overdue), (vi) all obligations of others secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (vii) all Capitalized Lease Obligations of such person and (viii) all Guarantees of such person.

          "Interest Payment Date" shall mean (i) as to any Eurodollar Loan for which the Interest Period is 1, 2 or 3 months, the last day of the Interest Period, (ii) as to any Eurodollar Loan for which the Interest Period is 6 months, the last day of the Interest Period and the date that would be the last day of an Interest Period commencing on the same date but having a duration of 3 months, (iii) as to any ABR Loan, the last day of March, June, September and December in each year, or if such day is not a Business Day, the next succeeding Business Day and (iv) as to any Fixed Rate Loan, the last day of the Interest Period applicable thereto.

          "Interest Period" shall mean: (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Company may elect, and thereafter, each period commencing on the last day of the next preceding Interest Period for such Eurodollar Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Company may elect, (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the Maturity Date or the date of prepayment of such Borrowing and (c) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offer to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than seven days after the date of such Borrowing or later than 360 days after the date of such Borrowing; provided, however, that if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

          "Leverage Ratio" shall mean, as of any date, the ratio of (a) Consolidated Indebtedness on such date to (b) Consolidated Capitalization on such date.

          "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which dollar deposits approximately equal in principal amount to (i) in the case of a Committed Borrowing the Administrative Agent's portion of such Eurodollar Borrowing and (ii) in the case of a Competitive Borrowing, a principal amount that would have been the Administrative Agent's portion of such Competitive Borrowing had such Competitive Borrowing been a Committed Borrowing, and for the maturity equal to the applicable Interest Period are offered by major banks to the principal London office of the Administrative Agent in immediately available funds in the London Interbank Market for Eurodollars at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

          "Loan" shall mean a Competitive Loan or a Committed Loan, whether made as a Eurodollar Loan, an ABR Loan or a Fixed Rate Loan, as permitted hereby.

          "Margin" shall mean, as to any Eurodollar Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

          "Margin Stock" shall mean "margin stock" as defined in Regulation U of the Board.

          "Material Adverse Effect" shall mean a materially adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole.

          "Maturity Date" shall mean February 16, 1999 or any anniversary of such date to which the Maturity Date shall have been extended pursuant to Section 2.10(d).

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection
(m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Note" or "Notes" shall mean a Competitive Note or a Committed Note of the Company executed and delivered under this Agreement.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

          "person" shall mean any natural person, corporation, division of a corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

          "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
Section 412 of the Code that is maintained for current or former employees, or any beneficiary thereof, of the Company or any ERISA Affiliate.

          "Pre-Spin-Off Credit Agreement" shall mean the $1,000,000,000 Competitive Advance and Revolving Credit Facility Agreement dated as of the date hereof, among the Company, the banks named therein and Chemical Bank, as Agent for such banks.

          "Projections" shall mean the financial projections for the Company (as constituted as of the Effective Date) (a) dated December 23, 1993 and delivered to the Banks and (b) dated January 28, 1994 and delivered to the Banks.

          "Ratings" shall mean the ratings applicable to the senior, unsecured, non-credit-enhanced, long-term debt of the Company established by S&P, Moody's and Duff & Phelps.

          "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Reorganization and Distribution Agreement" shall have the meaning set forth in the Pre-Spin-Off Credit Agreement.

          "Reportable Event" shall mean any reportable event as defined in
Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of
Section 414 of the Code).

          "Required Banks" shall mean a Bank or Banks having Commitments representing at least 51% of the Total Commitment or, for purposes of acceleration pursuant to clause (ii) of Article VII, Banks holding Loans representing at least 51% of the aggregate principal amount of the Loans outstanding.

          "S&P" shall mean Standard & Poor's Corporation.

          "Sale and Lease-Back Transaction" shall mean, with respect to the Company or any Subsidiary, any arrangement, directly or indirectly, with any person whereby the Company or such Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

          "Shareholders' Equity" shall mean, for any corporation: the sum of (i) its capital stock outstanding taken at par value, (ii) its paid-in capital and (iii) its retained earnings, less its treasury stock, each to be determined in accordance with generally accepted accounting principles consistent with those applied in the preparation of the Financial Statements.

          "Spin-Off" shall have the meaning given to such term in the Pre-Spin-Off Credit Agreement.

          "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" shall mean a subsidiary of the Company.

          "Total Commitment" shall mean at any time the aggregate amount of the Banks' Commitments, as in effect at such time.

          "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the LIBO Rate, the Alternate Base Rate and the Fixed Rate.

          "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Banks wish to amend Article VI or any related definition for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.


                                ARTICLE II

                                The Credits

          SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank, severally and not jointly, agrees to make Committed Loans to the Company, at any time or from time to time on or after the Effective Date and until the Maturity Date or until the Commitment of such Bank shall have been terminated in accordance with the terms hereof, in an aggregate principal amount at any time outstanding not exceeding the amount of such Bank's Commitment minus the amount by which the Competitive Loans outstanding at such time shall be deemed to have used such Commitment pursuant to Section 2.15, subject, however, to the conditions that (a) at no time shall (i) the sum of (x) the outstanding aggregate principal amount of all Committed Loans made by all Banks plus (y) the outstanding aggregate principal amount of all Competitive Loans made by all Banks exceed (ii) the Total Commitment and (b) at all times the outstanding aggregate principal amount of all Committed Loans made by each Bank shall equal the product of
(i) the percentage which its Commitment represents of the Total Commitment times (ii) the outstanding aggregate principal amount of all Committed Loans made pursuant to Section 2.04. Each Bank's Commitment is set forth opposite its respective name in Schedule 2.01. Such Commitments may be terminated or reduced from time to time pursuant to Section 2.10. Within the foregoing limits, the Company may borrow, repay and reborrow hereunder on or after the Effective Date and prior to the Maturity Date, subject to the terms, provisions and limitations set forth herein. Upon the reasonable request of any Bank, the Administrative Agent shall notify such Bank of the aggregate principal amount of Competitive Loans and Committed Loans outstanding at such time. Nothing contained in this Section 2.01 shall preclude the Company from borrowing on a committed or a competitive basis outside of this Agreement so long as any such borrowing is not otherwise prohibited hereunder.

          SECTION 2.02. Loans. (a) Each Committed Loan shall be made as part of a Borrowing consisting of Loans made by the Banks ratably in accordance with their Commitments; provided, however, that the failure of any Bank to make any Committed Loan shall not in itself relieve any other Bank of its obligation to lend hereunder (it being understood, however, that no Bank shall be responsible for the failure of any other Bank to make any Loan required to be made by such other Bank). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.03. The Loans comprising any Borrowing shall be in a minimum aggregate principal amount of $5,000,000 and in integral multiples thereof, in the case of Competitive Loans, or $10,000,000 and in integral multiples of $1,000,000, in the case of Committed Loans (or, in either case, an aggregate principal amount equal to the remaining balance of the available Commitments).

          (b) Each Competitive Borrowing shall be comprised entirely of Eurodollar Competitive Loans or Fixed Rate Loans, and each Committed Borrowing shall be comprised entirely of Eurodollar Committed Loans or ABR Loans, as the Company may request pursuant to Section 2.03 or 2.04, as applicable. Each Bank may at its option fulfill its Commitment with respect to any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Bank to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement and the applicable Note and (ii) the Company shall not be liable for increased costs under
Section 2.12, 2.13 or 2.17 to the extent that (A) such costs could be avoided by the use of a different branch or Affiliate to make Eurodollar Loans and (B) such use would not, in the judgment of such Bank, entail any expense for which such Bank shall not be indemnified hereunder or otherwise be disadvantageous to it. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Company shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than five separate Eurodollar Committed Loans of any Bank being outstanding hereunder at any one time. For purposes of the forego-ing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

          (c) Subject to Section 2.05, each Bank shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 12:00 noon, New York City time, and the Administrative Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Company with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Banks. Competitive Loans shall be made by the Bank or Banks whose Competitive Bids therefor are accepted pursuant to Section 2.03 in the amounts so accepted and Committed Loans shall be made by the Banks pro rata in accordance with Section 2.15. Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's portion of such Borrowing, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent that such Bank shall not have made such portion available to the Administrative Agent, such Bank and the Company severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Administrative Agent at (i) in the case of the Company, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Effective Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement.

          (d) Notwithstanding any other provision of this Agreement, the Company shall not be entitled to request any Committed Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date with respect to any Bank.

          SECTION 2.03. Competitive Bid Procedure. (a) The Company may request the Banks to make Competitive Bids in respect of an aggregate amount of Competitive Borrowings at any time outstanding not in excess of
(i) the Total Commitment in effect at such time less (ii) the aggregate Committed Borrowings outstanding at such time. In order to request Competitive Bids, the Company shall hand deliver or telecopy to the Administrative Agent a duly completed Competitive Bid Request in the form of Exhibit A-1 hereto, to be received by the Administrative Agent (i) in the case of a Eurodollar Competitive Borrowing, not later than 10:00 a.m., New York City time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before a proposed Competi-tive Borrowing. No ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall promptly notify the Company of such rejection by telecopier. Such request shall in each case refer to this Agreement and specify (x) whether the Borrowing then being requested is to be a Eurodollar Borrowing or a Fixed Rate Borrowing, (y) the date of such Borrowing (which shall be a Business
Day) and the aggregate principal amount thereof which shall be in a minimum principal amount of $5,000,000 and in integral multiples thereof, and
(z) the Interest Period with respect thereto (which may not end after the Maturity Date (as such date may have been extended pursuant to Section 2.10)). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall invite by telecopier (in the form set forth in Exhibit A-2 hereto) the Banks to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to the Competitive Bid Request.

          (b) Each Bank may, in its sole discretion, make one or more Competitive Bids to the Company responsive to any Competitive Bid Request; provided, however, that no Bank may make a Competitive Bid in response to any Competitive Bid Request for which the Interest Period requested would end after the Maturity Date with respect to such Bank. Each Competitive Bid by a Bank must be received by the Administrative Agent via telecopier, in the form of Exhibit A-3 hereto, (i) in the case of a Eurodollar Competi-tive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the Administrative Agent. Competitive Bids that do not conform substantially to the format of Exhibit A-3 may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the Company, and the Administrative Agent shall notify the Bank making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be in a minimum principal amount of $5,000,000 and in integral multiples thereof and which may equal the entire principal amount of the Competitive Borrowing requested by the Company) of the Competitive Loan or Loans that the Bank is willing to make to the Company, (y) the Competitive Bid Rate or Rates at which the Bank is prepared to make the Competitive Loan or Loans and (z) the Interest Period and the last day thereof. If any Bank shall elect not to make a Competitive Bid, such Bank shall so notify the Administrative Agent via telecopier (I) in the case of Eurodollar Competitive Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (II) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that failure by any Bank to give such notice shall not cause such Bank to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Bank pursuant to this para-graph (b) shall be irrevocable.

          (c) The Administrative Agent shall promptly notify the Company by telecopier of all the Competitive Bids made, the Competitive Bid Rate, the Interest Period and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Bank that made each bid. The Administrative Agent shall send a copy of all Competitive Bids to the Company for its records as soon as practicable after completion of the bidding process set forth in this Section 2.03.

          (d) The Company may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above. The Company shall notify the Administrative Agent by telephone, confirmed by telecopier in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above, (x) in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (y) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that (i) the failure by the Company to give such notice shall be deemed to be a rejec-tion of all the bids referred to in paragraph (c) above, (ii) the Company shall not accept a bid made at a particular Competitive Bid Rate if the Company has decided to reject a bid made at a lower Competitive Bid Rate,
(iii) the aggregate amount of the Competitive Bids accepted by the Company shall not exceed the principal amount specified in the Competitive Bid Request, (iv) if the Company shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by the Company to exceed the amount specified in the Competitive Bid Request, then the Company shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate, and (v) except pursuant to clause (iv) above, no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple thereof; provided further, however, that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $500,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $500,000 in a manner which shall be in the discretion of the Company. A notice given by the Company pursuant to this paragraph (d) shall be irrevocable.

          (e) The Administrative Agent shall promptly notify each bidding Bank whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy sent by the Administrative Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

          (f) A Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request.

          (g) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Bank, it shall submit such bid directly to the Company one half of an hour earlier than the latest time at which the other Banks are required to submit their bids to the Administrative Agent pursuant to paragraph (b) above.

          (h) All notices required by this Section 2.03 shall be given in accordance with Section 9.01.

          SECTION 2.04. Committed Borrowing Procedure. In order to request a Committed Borrowing, the Company shall hand deliver or telecopy (or notify by telephone and promptly confirm by hand delivery or telecopy) to the Administrative Agent the information requested by the form of Committed Borrowing Request attached as Exhibit A-5 hereto (a) in the case of a Eurodollar Committed Borrowing, not later than 10:30 a.m., New York City time, three Business Days before a proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed Borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Committed Borrowing Request. Such notice shall be irrevocable and shall in each case specify (i) whether the Borrowing then being requested is to be a Eurodollar Committed Borrowing or an ABR Borrowing; (ii) the date of such Committed Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Committed Borrowing, the Interest Period with respect thereto. If no election as to the Type of Committed Borrowing is specified in any such notice, then the requested Committed Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Committed Borrowing is specified in any such notice, then the Company shall be deemed to have selected an Interest Period of one month's duration. If the Company shall not have given notice in accordance with this Sec-tion 2.04 of its election to refinance a Committed Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Company shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Administrative Agent shall promptly advise the Banks of any notice given pursuant to this Section 2.04 and of each Bank's portion of the requested Borrowing.

          SECTION 2.05. Refinancings. The Company may refinance all or any part of any Borrowing with a Borrowing of the same or a different Type made pursuant to Section 2.03 or Section 2.04, subject to the conditions and limitations set forth herein and elsewhere in this Agreement, including refinancings of Competitive Borrowings with Committed Borrowings and Committed Borrowings with Competitive Borrowings. Any Borrowing or part thereof so refinanced shall be deemed to be repaid in accordance with
Section 2.07 with the proceeds of a new Borrowing hereunder and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Banks to the Administrative Agent or by the Administrative Agent to the Company pursuant to Section 2.02(c); provided, however, that (i) if the principal amount extended by a Bank in a refinancing is greater than the principal amount extended by such Bank in the Borrowing being refinanced, then such Bank shall pay such difference to the Administrative Agent for distribution to the Banks described in (ii) below, (ii) if the principal amount extended by a Bank in the Borrowing being refinanced is greater than the principal amount being extended by such Bank in the refinancing, the Administrative Agent shall return the difference to such Bank out of amounts received pursuant to (i) above, and (iii) to the extent any Bank fails to pay the Administrative Agent amounts due from it pursuant to
(i) above, any Loan or portion thereof being refinanced with such amounts shall not be deemed repaid in accordance with Section 2.07 and shall be payable by the Company.

          SECTION 2.06. Fees. (a) The Company agrees to pay to each Bank, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 and on the date on which the Commitment of such Bank shall be reduced or terminated as provided herein (including pursuant to Section 9.17), a commitment fee (a "Commitment Fee") at a rate per annum equal to the Applicable Commitment Fee Percentage from time to time in effect on the average daily unused amount of the Commitment of such Bank during the preceding quarter (or shorter period commencing with the Effective Date or ending with the Maturity Date or any date on which the Commitment of such Bank shall be terminated). For purposes of calculating Commitment Fees, any amounts of the Commitments that shall be unavailable due to outstanding Competitive Loans shall be deemed to be unused amounts. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Bank shall commence to accrue on the Effective Date, and shall cease to accrue on the earlier of the Maturity Date and the termination of the Commitment of such Bank as provided herein.

          (b) The Company agrees to pay the Administrative Agent, for its own account, (i) administrative fees at the times and in the amounts agreed upon in the letter agreement dated January 4, 1994, between the Company and the Administrative Agent and (ii) such Competitive Bid auction fees as shall be agreed upon by the Company and the Administrative Agent from time to time (collectively, the "Administrative Fees").

          (c) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Banks. Once paid, none of the Fees shall be refundable under any circumstances.

          SECTION 2.07. Notes; Repayment of Loans. The Competitive Loans made by each Bank shall be evidenced by a single Competitive Note duly executed on behalf of the Company, dated the Effective Date, in substantially the form attached hereto as Exhibit B-1 with the blanks appropriately filled, payable to such Bank in a principal amount equal to the Total Commitment. The Committed Loans made by each Bank shall be evidenced by a single Committed Note duly executed on behalf of the Company, dated the Effective Date, in substantially the form attached hereto as Exhibit B-2 with the blanks appropriately filled, payable to such Bank in a principal amount equal to the Commitment of such Bank. Each Competitive Note and each Committed Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in
Section 2.08. Each Bank shall, and is hereby authorized by the Company to, endorse on the schedule attached to the relevant Note held by such Bank (or on a continuation of such schedule attached to each such Note and made a part thereof), or otherwise to record in such Bank's internal records, an appropriate notation evidencing the date and amount of each Competitive Loan or Committed Loan, as applicable, of such Bank, each payment or prepayment of principal of any Competitive Loan or Committed Loan, as applicable, and the other information provided for on such schedule; provided, however, that the failure of any Bank to make such a notation or any error therein shall not in any manner affect the obligation of the Company to repay the Competitive Loans or Committed Loans, as applicable, made by such Bank in accordance with the terms of the relevant Note. The outstanding principal balance of each Competitive Loan and Committed Loan, as evidenced by the relevant Note, shall be payable on the last day of the Interest Period applicable to such Loan and on the Maturity Date.

          SECTION 2.08. Interest on Loans. (a) Subject to the provisions of Section 2.09, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

          (b) Subject to the provisions of Section 2.09, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of each Eurodollar Committed Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, and (ii) in the case of each Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Margin offered by the Bank making such Loan and accepted by the Company pursuant to Section 2.03.

          (c) Subject to the provisions of Section 2.09, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Bank making such Loan and accepted by the Company pursuant to Section 2.03.

          (d) Interest on each Loan shall be payable on each Interest Payment Date applicable to such Loan. The LIBO Rate or the Alternate Base Rate for each Interest Period or day within an Interest Period shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.09.  Additional Interest; Alternate Rate of Interest.
(a) If the Company shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, the Company shall on demand from time to time pay interest on any overdue payment of principal and other amounts (other than interest) and, to the extent permitted by law, on overdue payments of interest up to the date of actual payment (after as well as before judgment):

          (i) in the case of principal of or interest on an ABR Loan or a Eurodollar Loan, at a rate determined by the Administrative Agent (such determination to be conclusive and binding on the Company) to be 1% per annum above the rate which would otherwise be payable on such Loans in accordance with the provisions herein; and

          (ii) in the case of any other amount payable hereunder (other than principal of or interest on any Loan referred to in clause (i) above), at a rate 1% per annum above the Alternate Base Rate.

          (b) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company) that dollar deposits in the principal amount of such Eurodollar Loan are not generally available in the London Interbank Market, or that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Banks of making or maintaining the principal amount of such Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written, telegraphic or telephonic notice of such determination to the Company and the Banks, and any request by the Company for a Eurodollar Loan or for conversion to or maintenance of a Eurodollar Loan pursuant to the terms of this Agreement shall be deemed a request for an ABR Borrowing. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Eurodollar Loan shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

          SECTION 2.10.  Termination, Reduction and Extension of
Commitments. (a) The Commitments shall be automatically terminated on the Maturity Date.

          (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Company may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction of the Total Commitment shall be in a minimum principal amount of $10,000,000 and in integral multiples thereof and (ii) no such termination or reduction shall be made which would reduce the Total Commitment to an amount less than the aggregate outstanding principal amount of the Competi-tive Loans.

          (c) Each reduction in the Total Commitment hereunder shall be made ratably among the Banks in accordance with their respective Commitments. The Company shall pay to the Administrative Agent for the account of the Banks, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to the date of such termination or reduction.

          (d) Not later than the date 60 days prior to the first or any subsequent anniversary of the date hereof, the Company may deliver to the Administrative Agent (which shall promptly transmit to each Bank) a notice requesting that the Commitments be extended to the first anniversary of the Maturity Date. Within 30 days after its receipt of any such notice, each Bank shall notify the Administrative Agent of its willingness or unwilling-ness so to extend its Commitment. Any Bank that shall fail so to notify the Administrative Agent within such period shall be deemed to have declined to extend its Commitment. If Banks holding a majority in amount of the Commitments agree to extend their Commitments, the Administrative Agent shall so notify the Company and each Bank that shall have consented to such request, whereupon (i) the respective Commitments of such consenting Banks and each other Bank that shall consent to the extension of its Commitment prior to the expiration of its respective 30-day period shall without further act be extended to the first anniversary of the Maturity Date at the time in effect, (ii) the term "Maturity Date" shall thenceforth mean, as to the Loans of such consenting Banks, such first anniversary and (iii) the Commitments of the non-extending Banks shall terminate on the Maturity Date in effect prior to such extension and the Loans and other amounts owed to such Banks shall become due and payable on such date. If Banks holding a majority in amount of the Commitments shall not have agreed to extend their Commitments, then none of the Commitments shall be extended and the Maturity Date shall remain unchanged. In the event that any Bank shall have declined or been deemed to have declined to extend its Commitment and the Commitments of other Banks shall have been extended, the Company shall have the right, but not the obligation, at its own expense, upon notice to such Bank and the Administrative Agent, to replace such Bank at any time prior to the termination of such Bank's Commitment (in accordance with and subject to the restrictions contained in Section 9.04) with an assignee willing to agree that its Commitment will terminate on the extended Maturity Date, and such Bank hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all its interests, rights and obligations under this Agreement to such assignee; provided, however, that
(i) no such assignment shall conflict with any law or any rule, regulation or order of any Governmental Authority and (ii) the Company or such assignee, as the case may be, shall pay to the affected Bank in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Bank hereunder and all other amounts accrued for such Bank's account or owed to it hereunder.

          SECTION 2.11. Prepayment of Loans. (a) The Company shall have the right at any time and from time to time to prepay any Committed Borrowing, in whole or in part, without premium or penalty (but in any event subject to Section 2.14), upon prior written, telecopy or telephonic notice to the Administrative Agent given no later than 10:30 a.m., New York City time, one Business Day before any proposed prepayment; provided, however, that each such partial prepayment shall be in a minimum principal amount of $10,000,000 and in integral multiples of $1,000,000. The Company shall not have the right to prepay any Competitive Borrowing.

          (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.10, the Company shall pay or prepay so much of the Committed Borrowings as shall be necessary in order that the aggregate principal amount of the Competitive Loans and Committed Loans outstanding will not exceed the Total Commitment after giving effect to such termination or reduction.

          (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing to be prepaid, shall be irrevocable and shall commit the Company to prepay such Borrowing (or portion thereof) by the amount stated therein. All prepayments on Eurodollar Loans under this Section shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

          SECTION 2.12.  Reserve Requirements; Change in Circumstances.
(a) Notwithstanding any other provision herein, if after the date hereof any change in applicable law or regulations or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof shall occur which shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including a tax) against any assets held by, deposits with or for the account of or credit extended by such Bank (including any reserve requirement that may be applicable to "eurocurrency liabilities" under and as defined in Regulation D) or shall impose upon such Bank or the London interbank market any other condition with respect to this Agreement or the Eurodollar Loans or Fixed Rate Loans made by such Bank and the result of any of the foregoing shall be to increase the cost to such Bank of making or maintaining any Eurodollar Loan or Fixed Rate Loan hereunder or to reduce the amount of any payment (whether of principal, interest or otherwise) by an amount deemed by such Bank to be material, then and in each such case the Company shall pay to such Bank, as provided in paragraph (c) below, such amounts as shall be necessary to compensate such Bank for such cost, reduction or payment; provided, however, that the Company may, at its option and upon written notice to the Administrative Agent and the Banks, either (i) elect to convert such Loan of such Bank into an ABR Loan upon the payment by the Company of the increased costs described above incurred prior to such conversion and any amount owing in respect of Section 2.14 hereof, it being understood that
(A) for purposes of Section 2.11, such ABR Loan shall be subject to prepayment only at such times and on such conditions as the Loan from which it was converted and (B) upon such increased costs being eliminated, or reduced by an amount deemed sufficient by the Company, such ABR Loan will be converted into a Loan of the same Type as the Loan previously converted into such ABR Loan having an Interest Period expiring on the same date as the Loan previously converted into such ABR Loan or (ii) with the prior consent of the Required Banks, elect to convert all (but not less than all) Loans of all Banks of the same Type and Interest Period as the Loan subject to such change into Loans of a different Type upon the payment of all amounts that are due under this Section 2.12(a) and Section 2.14. Notwithstanding the foregoing, no Bank shall be entitled to request compensation under this paragraph with respect to any Competitive Loan if it shall have been aware of the change giving rise to such request at the time of submission of the Competitive Bid pursuant to which such Competitive Loan shall have been made.

          (b) If any Bank shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change in any law, rule, regulation, agreement or guideline regarding capital adequacy or in the interpretation or administration of any law, rule, regulation, agreement or guideline regarding capital adequacy by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) or any Bank's holding company with any request or directive regarding capital adequacy issued under any law, rule, regulation or guideline (whether or not having the force of law) of any such authority, central bank or comparable agency issued after the date hereof, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of this Agreement or the Loans made by such Bank pursuant hereto to a level below that which such Bank or such Bank's holding company could have achieved but for such applicability, adoption, change or compliance by an amount deemed by such Bank to be material, then from time to time the Company shall pay to such Bank following receipt of a certificate of such Bank to such effect in accordance with paragraph (c) below such additional amount or amounts as will compensate such Bank or such Bank's holding company on an after-tax basis for any such reduction suffered.

          (c) Each Bank shall promptly deliver to the Company from time to time one or more certificates setting forth the amounts due to such Bank under paragraphs (a) and (b) above, the changes as a result of which such amounts are due and the manner of computing such amounts. Each such certificate shall be conclusive in the absence of manifest error. The Company shall pay to each Bank the amounts shown as due on any such certificate within 10 days after its receipt of the same. No failure on the part of any Bank to demand compensation under paragraph (a) or (b) above on any one occasion shall constitute a waiver of its right to demand such compensation with respect to such period or any other period, except that no Bank shall be entitled to compensation under this Section 2.12 for any costs incurred or reduction suffered with respect to any date unless such Bank shall have notified the Company that it will demand compensation for such costs or reductions not more than 90 days after the later of
(i) such date and (ii) the date on which such Bank shall have become aware of such costs or reductions. The protection of this Section 2.12 shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of any law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed and shall give rise to any demand by such Bank for compensation hereunder.

          (d) Promptly after actual notice to any Bank that a change referred to in paragraph (a) or (b) above has occurred, such Bank will give notice of such occurrence to the Company and the Administrative Agent and, unless all the Eurodollar Loans giving rise to any such increased costs shall have been converted to Loans of another type, such Bank will, for a period of 30 days after the giving of such notice, use reasonable efforts to specify a new Eurodollar lending office with respect to its Commitment and the Eurodollar Loans held by it with a view to mitigating the consequences of such occurrence to the greatest extent practicable unless in the opinion of such Bank such specification might at such time or in the future have an adverse effect upon it.

          SECTION 2.13. Change in Legality. (a) Notwithstanding anything to the contrary contained in Section 2.18 or elsewhere in this Agreement, if any change after the date hereof in law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for a Bank to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Company and the Administrative Agent, such Bank may:

          (i) declare that Eurodollar Loans will not thereafter be made by such Bank hereunder, whereupon such Bank shall not submit a Competitive Bid in response to a request for Eurodollar Competitive Loans and any request by the Company for a Eurodollar Committed Borrowing shall, as to such Bank only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

          (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, whereupon all of such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

          (b) For purposes of this Section 2.13, a notice to the Company by any Bank pursuant to paragraph (a) above shall be effective with respect to outstanding Eurodollar Loans, if lawful, on the last day of the then current Interest Period; in all other cases, such notice shall be effective on the date of receipt by the Company.

          SECTION 2.14. Indemnity. The Company shall reimburse each Bank on demand for any loss incurred or to be incurred by it in the reemployment of the funds released by any prepayment or conversion of any Eurodollar Loan or Fixed Rate Loan required or permitted by any other provision of this Agreement if such Loan is prepaid or converted other than on the last day of any Interest Period for such Loan. Such loss shall be the difference as reasonably determined by such Bank between the amount that would have been realized by such Bank for the remainder of such Interest Period for such Loan based on the interest rate applicable thereto hereunder during such Interest Period and any lesser amount that would be realized by such Bank in reemploying the funds received in prepayment by making a Loan of the same type in the principal amount prepaid during the period from the date of prepayment to the end of the Interest Period of the Loan being prepaid. Without duplication of the foregoing indemnity payments, the Company will indemnify each Bank against any actual loss or expense which such Bank may sustain or incur as a consequence of (a) any failure by the Company to borrow or to refinance any Loan hereunder after irrevocable notice of such borrowing or refinancing, (b) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or (c) the occurrence of any Event of Default, including but not limited to any loss or expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof. Each Bank shall provide to the Company a statement, signed by an officer of such Bank and explaining the amount and calculation of any such actual loss or expense, which statement shall, in the absence of manifest error, be conclusive with respect to the parties hereto.

          SECTION 2.15.  Pro Rata Treatment, etc.  Except as required under
Section 2.10(d) or 2.13, each Committed Borrowing, each payment or prepayment of principal of any Committed Borrowing, each payment of interest on the Committed Loans, each payment of the Commitment Fees, each reduction of the Commitments and each refinancing of any Borrowing with a Committed Borrowing of any Type, shall be made pro rata among the Banks in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Committed Loans). Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Banks participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Banks participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining the available Commitments of the Banks at any time (but not for purposes of Section 2.06(a)), each outstanding Competitive Borrowing shall be deemed to have utilized the Commitments of the Banks (including those Banks which shall not have made Loans as part of such Competitive Borrowing) pro rata in accordance with such respective Commitments. Each Bank agrees that in computing such Bank's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Bank's percentage of such Borrowing to the next higher or lower whole dollar amount.

          SECTION 2.16. Payments. (a) The Company shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder not later than 12:00 (noon), New York City time, on the date when due in dollars to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, in immediately available funds.

          (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

          SECTION 2.17. Taxes. (a) Any and all payments by the Company hereunder shall be made, in accordance with Section 2.16, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on or measured by all or part of the gross or net income (but not including any such tax in the nature of a withholding tax) of the Administrative Agent or any Bank (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")), in each case by the jurisdiction under the laws of which the Administrative Agent or such Bank (or Transferee) is organized or has its applicable lending office or any political subdivision of any thereof and (ii) taxes that would not have been imposed if the only connection between the Administrative Agent or any Bank (or Transferee), or any Affiliate thereof, and the jurisdiction imposing such taxes were activities of the Administrative Agent or such Bank (or Transferee) pursuant to or in respect of this Agreement (including entering into, lending money or extending credit pursuant to, receiving payments under or enforcing this Agreement) (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, "Taxes"). If the Company shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Bank (or any Transferee) or the Administrative Agent, (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) such Bank (or Transferee) or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made,
(ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Company agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise similarly with respect to, this Agreement and the Notes ("Other Taxes").

          (c) The Company will indemnify each Bank (or Transferee) and the Administrative Agent for the full amount of Taxes and Other Taxes paid by such Bank (or Transferee) or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by a Bank, or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Bank (or Transferee) or the Administrative Agent, as the case may be, makes written demand therefor. Each Bank (or Transferee) or the Administrative Agent shall make written demand for indemnification no later than 120 days after the earlier of
(i) the date on which such Bank (or Transferee) or the Administrative Agent makes such payment of Taxes or Other Taxes and (ii) the date on which such Governmental Authority makes written demand upon such Bank (or Transferee) or the Administrative Agent for payment of such Taxes or Other Taxes.

          (d) If a Bank (or Transferee) or the Administrative Agent shall become aware that it is entitled to claim a refund, credit or reduction in tax from a Governmental Authority in respect of Taxes or Other Taxes as to which it has been indemnified by the Company, or with respect to which the Company has paid additional amounts, pursuant to this Section 2.17, it shall promptly notify the Company of the availability of such refund claim, credit or reduction in tax and shall, within 30 days after receipt of a request by the Company, make a claim to such Governmental Authority for such refund, credit or reduction in tax at the Company's expense. If a Bank (or Transferee) or the Administrative Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) or realizes a credit or reduction in tax in respect of any Taxes or Other Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this
Section 2.17, it shall within 30 days from the date of such receipt pay over the amount of such refund or benefit of such credit or reduction in tax to the Company (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund, credit or reduction in tax), net of all reasonable out-of-pocket expenses of such Bank (or Transferee) or the Administrative Agent and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund, credit or reduction in tax); provided, however, that the Company, upon the request of such Bank (or Transferee) or the Administrative Agent, agrees to repay the amount paid over to the Company (plus penalties, interest or other charges) to such Bank (or Transferee) or the Administrative Agent in the event such Bank (or Transferee) or the Administrative Agent is required to repay such refund, credit or reduction in tax to such Governmental Authority.

          (e) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Company to the relevant Governmental Authority, the Company will deliver to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

          (f) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this
Section 2.17 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

          (g) Each Bank (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Bank") shall deliver to each of the Company and the Administrative Agent (i) two copies of either United States Internal Revenue Service Form 1001 or Form 4224 (whichever is applicable, or (ii) in the case of a Non-U.S. Bank claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto and a certificate representing that such Non-U.S. Bank is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Code), in either case properly completed and duly executed by such Non-U.S. Bank claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Company under this Agreement. Such forms shall be delivered by each Non-U.S. Bank on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Bank changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Bank shall deliver such forms promptly upon (or, if reasonably practicable, prior to) the obsolescence or invalidity of any form previously delivered by such Non-U.S. Bank. Notwithstanding any other provision of this Section 2.17(g), a Non-U.S. Bank shall not be required to deliver any form pursuant to this Section 2.17(g) that such Non-U.S. Bank is not legally able to deliver. Each Bank (or Transferee) that is organized under the laws of the United States or any state thereof or the District of Columbia shall deliver to the Company an original copy of Internal Revenue Service Form W-9 (or applicable successor form) properly completed and duly executed by such Bank (or Transferee).

          (h) The Company shall not be required to indemnify any Non-U.S. Bank, or to pay any additional amounts to any Non-U.S. Bank, in respect of United States Federal withholding tax (or any withholding tax imposed by a state that applies only when such United States Federal withholding tax is imposed) pursuant to paragraph (a) or (c) above to the extent that: (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Bank became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Bank designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Company; and provided further, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Transferee, or Bank (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Bank (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation; or (ii) the obligation to make such indemnification or to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Bank to comply with the provisions of paragraph (g) above.

          (i) Any Bank (or Transferee) claiming any indemnity payment or additional amounts payable pursuant to this Section 2.17 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Company or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the good faith determination of such Bank (or Transferee), be otherwise disadvantageous to such Bank (or Transferee).

          (j) Nothing contained in this Section 2.17 shall require any Bank (or Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

               SECTION 2.18.  Certain Bank Obligations.  In the event
(a) any Bank delivers a certificate requesting compensation pursuant to
Section 2.12, (b) any Bank delivers a notice described in Section 2.13 or
(c) the Company is required to pay any additional amount to any Bank or any Governmental Authority on account of any Bank, pursuant to Section 2.17, the Company may require such Bank to transfer and assign, without recourse, all of its interests, rights and obligations under this Agreement to an assignee which shall assume such assigned obligations (which assignee may be another Bank, if such Bank accepts such assignment); provided, that
(i) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction and
(ii) the Company or such assignee shall have paid to the assigning Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Bank, plus all Commitment Fees and other amounts accrued for the account of such Bank or owed to it hereunder (including any amounts under Section 2.12, 2.14 or 2.17); provided further, that if prior to any such transfer and assignment the circumstances or event that resulted in such Bank's claim for compensation under Section 2.12 or notice under
Section 2.13 or the amount paid pursuant to Section 2.17, as the case may be, cease to cause such Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.13, or cease to result in amounts being payable under Section 2.17, as the case may be, or if such Bank shall waive its right to claim further compensation under Section 2.12 or 2.17 in respect of such circumstances or event or shall withdraw its notice under Section 2.13 or in respect of such circumstances or event, as the case may be, then such Bank shall not thereafter be required to make any such transfer and assignment hereunder if it has not already done so.


                                ARTICLE III

                      Representations and Warranties

          The Company represents and warrants to the Administrative Agent and the Banks that as of the Effective Date and as of the date of each Borrowing, to the extent provided in Article IV:

          SECTION 3.01. Organization, Corporate Powers. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia; each Subsidiary which is not a Foreign Subsidiary is duly organized, validly existing and in good standing, and each Foreign Subsidiary is duly organized and validly existing, in each case under the laws of the jurisdiction of its organization; (b) the Company and each of its Subsidiaries (i) has the corporate power and authority to own its property and to carry on its business as now conducted and as proposed to be conducted and (ii) is qualified to do business in every jurisdiction where such qualification is necessary except where the failure so to qualify would not have a materially adverse effect on the condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole; and (c) the Company has the corporate power to execute, deliver and perform this Agreement, to borrow hereunder and to execute and deliver the Notes.

          SECTION 3.02. Authorization. The execution, delivery and performance of this Agreement, the borrowings hereunder and the execution and delivery of the Notes (a) have been duly authorized by all requisite corporate action on the part of the Company and (b) will not (i) violate
(A) any provision of law, statute, rule or regulation, the articles of incorporation or By-laws of the Company or any Subsidiary, (B) any appli-cable order of any court or other agency of government or (C) any indenture, any agreement for borrowed money, any bond, note or other similar instrument or any other material agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective property is bound, (ii) be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, bond, note, instrument or other material agreement or (iii) result in the creation or imposition of any Lien of any nature whatsoever upon any property or assets of the Company or any Subsidiary. This Agreement constitutes, and the Notes when delivered hereunder will constitute, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

          SECTION 3.03. Governmental Approval. No action, consent or approval of, or registration or filing with, or any other action by any Governmental Authority is required in connection with the execution, delivery and performance by the Company of this Agreement, the borrowings hereunder or the execution, delivery and performance of the Notes.

          SECTION 3.04. Financial Statements. The Financial Statements (subject, in the case of the interim statements included in the Financial Statements to year-end audit adjustments) fairly present the financial condition and results of operations of the Company and the Subsidiaries for the periods then ended. The balance sheets and the notes thereto included in the Financial Statements disclose all material liabilities, direct or contingent, of the Company and the Subsidiaries as of the dates thereof to the extent required to be reflected thereon in accordance with GAAP. The Financial Statements were prepared in accordance with GAAP. The Projections have been prepared in good faith based upon assumptions reasonably believed by the Company to be attainable.

          SECTION 3.05. No Material Adverse Change. There has been no material adverse change in the business, assets, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries taken as a whole since December 31, 1993.

          SECTION 3.06. Subsidiaries. Schedule 3.06 hereto sets forth a complete and accurate chart of all of the Subsidiaries other than Designated Subsidiaries as of the Effective Date, showing as of the Effective Date (as to each such Subsidiary) the jurisdiction of its incorporation. All of the outstanding shares of each class of stock of each of the Subsidiaries, other than qualifying or similar shares as may be required by law, are owned as of the Effective Date (directly or indirectly) by the Company and none of such shares are covered by outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All the outstanding capital stock of each of the Subsidiaries (other than the Designated Subsidiaries) (x) has been validly issued, is fully paid and nonassessable and (y) to the extent owned by the Company or one or more of the Subsidiaries (other than the Designated Subsidiaries) (as shown in Schedule 3.06) is owned free and clear of all Liens.

          SECTION 3.07. Litigation. Except as set forth in Schedule 3.07 hereto or in the Company's Reports on Form 10-K, Form 10-Q, Form 8-K or any successor forms thereto, as filed with the Securities and Exchange Commission, there are not any actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Company, threatened (and reasonably likely to be commenced) against or affecting the Company or any of the Subsidiaries or any property or rights of the Company or any of the Subsidiaries as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, would individually or in the aggregate materially impair the right of the Company and the Subsidiaries taken as a whole to carry on business substantially as now being conducted or would result in a Material Adverse Effect.

          SECTION 3.08. Tax Returns. The Company and each of the Subsidiaries have filed or caused to be filed all Federal and state tax returns and all local tax returns which, to the knowledge of the Company, are required to be filed and have paid or caused to be paid all taxes as shown on such returns or on any assessment received by it or by any of them to the extent that such taxes have become due, except taxes the validity of which is being contested in good faith by appropriate proceedings and with respect to which the Company or such Subsidiary, as the case may be, shall have set aside on its books such reserves as are required by GAAP with respect to any such tax so contested.

          SECTION 3.09. Properties. The Company and its Subsidiaries have good and marketable title to, or valid leasehold interests in, all their respective properties and assets reflected on the Consolidated balance sheet dated September 30, 1993, included in the Financial Statements, except for such properties and assets as have been disposed of since September 30, 1993 (a) as no longer used or useful in the conduct of their respective businesses or (b) in connection with the Spin-Off or as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of all mortgages, pledges, liens, charges and other encumbrances of any nature whatsoever, except such as are not prohibited by the provisions of Section 6.01.

          SECTION 3.10. Employee Benefit Plans. Each of the Company and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code (insofar as it relates to the Plans, the Multiemployer Plans and related matters) and the regulations and published interpretations thereunder. The Spin-Off and all related transactions comply with the applicable provisions of ERISA and the Code. No Reportable Event has occurred with respect to any Plan with vested unfunded liabilities in excess of $10,000,000 administered by the Company or any of the ERISA Affiliates or any administrator designated by the Company or any of its ERISA Affiliates. The present value of all unfunded vested liabilities under Plans administered by the Company, its ERISA Affiliates and administrators designated by the Company or any of its ERISA Affiliates does not exceed in the aggregate 5% of the Consolidated Shareholders' Equity of the Company. Neither the Company nor any ERISA Affiliate has incurred any Withdrawal Liability that has not been fully satisfied and that materially adversely affects the financial condition of the Company and its ERISA Affiliates taken as a whole. Neither the Company nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and neither the Company nor any ERISA Affiliate reasonably expects any Multiemployer Plan to be in reorganization or to be terminated, where such reorganization or termination has resulted or can reasonably be expected to result in an increase in the contributions required to be made to such Plan that would materially and adversely affect the financial condition of the Company and its ERISA Affiliates taken as a whole.

          SECTION 3.11. Investment Company Act; Public Utility Holding Company Act. Neither the Company nor any Subsidiary is an "investment company" as that term is defined in or is otherwise subject to regulation under, the Investment Company Act of 1940. Neither the Company nor any Subsidiary is a "holding company" as that term is defined in, or is otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.12. Federal Reserve Regulations. Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock (within the meaning of Regulation
U), and no part of the proceeds of the Loans hereunder will be used directly or indirectly to purchase or carry Margin Stock or to extend credit to others for the purpose of directly or indirectly purchasing or carrying Margin Stock or for any purpose that would violate, or be inconsistent with, the provisions of Regulations G, U or X.
          SECTION 3.13. No Material Misstatements. To the best of the Company's knowledge, with respect to the Company (excluding the assets and businesses transferred to Albemarle in connection with the Spin-Off), no information, report, financial statement, exhibit or schedule furnished by or on behalf of the Company to the Administrative Agent or any Bank in connection with the negotiation of this Agreement or any Note or included therein contains any misstatement of fact, or omitted or omits to state any fact necessary to make the statements therein not misleading, where such misstatement or omission would be material to the interests of the Banks with respect to the Company's performance of its obligations hereunder.

          SECTION 3.14. Compliance with Laws. Neither the Company nor any of the Subsidiaries, nor any of their respective properties or assets, is
(a) in violation of, nor will the continued operation of their properties and assets as currently conducted violate, any law, rule, regulation or statute (including any zoning, building, environmental and safety law, ordinance, code or approval or any building permits) or (b) in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.15. Environmental and Safety Matters. Except as set forth in Schedule 3.15, the Company and each Subsidiary is in compliance in all material respects with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control or to employee health or safety, except where the failure to do so would not be reasonably likely, individually or in the aggregate, to result in a Material Adverse Effect. Except as set forth in Schedule 3.15, neither the Company nor any Subsidiary has received notice of any material failure so to comply, which non-compliance neither has been remedied nor is being contested in good faith by the Company nor is the subject of the Company's good faith efforts to achieve compliance. Except as set forth in
Schedule 3.15, the Company's and the Subsidiaries' facilities do not manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances similarly denominated, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendment and Reauthorization Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, as amended, the Clean Water Act, the Occupational Health and Safety Act or any other applicable law relating to environmental pollution or employee health and safety, in violation in any material respect of any law or any regulations promulgated pursuant thereto, except where the failure to do so would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Except as set forth in Schedule 3.15, the Company is aware of no events, conditions or circumstances involving environmental pollution or contamination or employee health or safety that would be reasonably likely to result in a Material Adverse Effect.


                                ARTICLE IV

                           Conditions of Lending

          The obligations of the Banks to make Loans hereunder are subject to the satisfaction of the following conditions:

          SECTION 4.01. Conditions to be Satisfied on Date of Each Borrowing. In the case of each Borrowing to be made hereunder, including each Borrowing in which Loans are refinanced with new Loans as contemplated by Section 2.05:

          (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 or 2.04, as the case may be.

          (b) The representations and warranties set forth in Article III (except, in the case of a refinancing that does not increase the aggregate principal amount of the Loans of any Bank outstanding, the representations set forth in Sections 3.05 and 3.07) shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date.

          (c) At the time of each such Borrowing, the Company shall be in compliance with all the terms and provisions set forth herein on its part to be observed or performed, and immediately after such Borrowing no Default or Event of Default shall have occurred and be continuing.

          (d) Each Bank that shall not have previously received an appropriate Note shall have received a duly executed Competitive Note or Committed Note, as applicable, payable to its order and otherwise complying with the provisions of Section 2.07.

Each Borrowing hereunder shall be deemed to constitute a representation and warranty by the Company on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this Section.


                                 ARTICLE V

                           Affirmative Covenants

          The Company covenants and agrees with the Administrative Agent and the Banks that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, the Commitment Fee or any other expenses or amounts payable hereunder shall be unpaid, unless the Required Banks shall otherwise consent in writing, it will, and will cause each of the Subsidiaries to:

          SECTION 5.01.  Corporate Existence; Businesses and Properties.
Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, material rights, licenses, permits and franchises, comply with all laws and regulations applicable to it and conduct its business in substantially the same manner as heretofore conducted or as at the time permitted under applicable law; at all times maintain and preserve all property used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing contained in this Section 5.01
(a) shall prevent the Company or any Subsidiary from ceasing or omitting to exercise any rights, licenses, permits or franchises (including, in the case of a Subsidiary only, the corporate existence thereof) which in the judgment of the Company can no longer be advantageously exercised or
(b) shall prevent the Company or any Subsidiary from selling, abandoning or otherwise disposing of any property, the retention of which in the judgment of the Company is inadvisable to the business of the Company or any Subsidiary, or prevent any liquidation of any Subsidiary or any merger or consolidation or sale thereof.

          SECTION 5.02. Insurance. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; (b) maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses;
(c) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Company or any Subsidiary, as the case may be, in such amount as the Company or such Subsidiary, as the case may be, shall reasonably deem necessary; and (d) maintain such other insurance as may be required by law.

          SECTION 5.03. Obligations and Taxes. Pay all of its Indebtedness and obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that neither the Company nor any of the Subsidiaries shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Company or such Subsidiary, as the case may be, shall set aside on its books such reserves as are required by generally accepted accounting principles with respect to any such tax, assessment, charge, levy or claim so contested.

          SECTION 5.04. Financial Statements, Reports, etc. In the case of the Company, furnish directly to the Administrative Agent and to each of the Banks:

          (a) within 120 days after the end of each fiscal year of the Company (being December 31 in each calendar year), its Consolidated balance sheets, Consolidated statements of income and Consolidated statements of cash flows showing the Consolidated financial condition of the Company and the Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of the Subsidiaries during such year, all the foregoing consolidated financial statements to be audited by Coopers & Lybrand, independent public accountants, or other independent public accountants acceptable to the Required Banks and accompanied by an opinion of such accountant (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Company and the Subsidiaries on a consolidated basis in accordance with GAAP;

          (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, unaudited Consolidated balance sheets, Consolidated statements of income and Consolidated statements of cash flows showing the financial condition and results of operations of the Company and the Subsidiaries on a consolidated basis as of the end of each such quarter and for the then elapsed portion of the fiscal year, certified by a Financial Officer of the Company as presenting fairly the financial position and results of operations of the Company and such Subsidiaries and as having been prepared in accordance with GAAP (except for such changes therein as are approved by the independent accountants for the Company), in each case subject to normal year-end audit adjustments;

          (c) concurrently with (a) and (b) above, a certificate of the firm or person referred to therein (which certificate furnished by the independent accountants referred to in paragraph (a) above may be limited to the best of its knowledge and to accounting matters and may disclaim responsibility for legal interpretations) (i) certifying that no Default or Event of Default has occurred, or, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and, in the case of the certificate furnished by a Financial Officer of the Company, specifying any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in
     Section 6.05 and 6.06;

          (d) promptly after the same become publicly available and to the extent not required to be furnished by any other provision of this
     Section 5.04, (i) copies of all proxy statements, financial statements and reports that the Company sends to its stockholders and (ii) copies of all regular, periodic and special reports, and all registration statements relating to transactions requiring a vote of stockholders of the Company or filed on Form S-1, S-2 or S-3 under the Securities Act of 1933, which the Company or any Subsidiary files with the Securities and Exchange Commission, or any Governmental Authority which may be substituted therefor, or with any national securities exchange, or distributed to its shareholders, as the case may be; and

          (e) promptly, from time to time, such other information regarding the operations, business affairs and condition (financial or otherwise) of the Company and the Subsidiaries as each Bank through the Administrative Agent may reasonably request; provided, however, that the Company shall not be obligated to disclose, or to permit any examination which will disclose, technical knowledge or confidential trade information, except where appropriate safeguards exist that prevent dissemination of such information in a manner detrimental to the Company's competitive position.

          SECTION 5.05.  Litigation and Other Notices.  Give the
Administrative Agent and each Bank prompt written notice of the following:

          (a) any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

          (b) the filing or commencement of (or any threat or notice of intention of any person to file or commence where such filing or commencement is reasonably likely) any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Company or any Affiliate thereof as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, could reasonably be anticipated to result in Material Adverse Effect; and

          (c) any development that has resulted in, or could reasonably be anticipated to result in, a Material Adverse Effect.

          SECTION 5.06. ERISA. (a) Comply in all material respects with the applicable provisions of ERISA and the Code (insofar as it relates to the Plans, the Multiemployer Plans or related matters) and (b) furnish to the Administrative Agent and each Bank, (i) as soon as possible after, and in any event within 30 days after any Executive Officer of the Company or any ERISA Affiliate knows or has reason to know that, any Reportable Event with respect to any Plan with vested unfunded liabilities in excess of $10,000,000 has occurred, a statement of a Financial Officer setting forth details as to such Reportable Event and the action that the Company proposes to take with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to PBGC, (ii) promptly after receipt thereof, a copy of any notice the Company or any Subsidiary may receive from PBGC relating to the intention of PBGC to terminate any Plan with vested unfunded liabilities in excess of $10,000,000 or to appoint a trustee to administer any such Plan, (iii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan with vested unfunded liabilities in excess of $10,000,000, a statement of a Financial Officer setting forth details as to such failure and the action that the Company proposes to take with respect thereto, together with a copy of any such notice given to the PBGC, and
(iv) promptly and in any event within 30 days after receipt thereof by the Company or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Company or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, both within the meaning of Title IV of ERISA.

          SECTION 5.07. Access to Premises and Records. Maintain financial records in accordance with GAAP, and permit representatives of the Administrative Agent and of each Bank that shall make a request therefor through the Agent to have access to such financial records and the premises of the Company and each Subsidiary at reasonable times and to make such extracts from such records as such representatives deem necessary, and permit any such representatives to discuss the affairs, finances and condition of the Company or any Subsidiary with the officers thereof and independent accountants therefor.

          SECTION 5.08. Reorganization and Distribution Agreement. In the case of the Company, (a) maintain the Reorganization and Distribution Agreement in full force and effect, (b) observe the provisions of the Reorganization and Distribution Agreement and (c) not agree to any amendment or modification of the Reorganization and Distribution Agreement that could adversely affect the rights or interests of the Banks or that could affect the relative creditworthiness of the Company.

          SECTION 5.09.  Issuance of Notes.  Forthwith upon the
effectiveness of this Agreement, the Company shall execute and deliver to the Banks the Notes (it being agreed, however, that this Agreement and the obligations of the Company hereunder shall become effective as provided in
Section 9.17 whether or not such Notes shall have been delivered).


                                ARTICLE VI

                            Negative Covenants

          The Company covenants and agrees with the Administrative Agent and the Banks that, so long as this Agreement shall remain in effect or the principal of or interest on any Note, the Commitment Fee or any other expenses or amounts payable hereunder shall be unpaid, unless the Required Banks otherwise consent in writing, it will not, and it will not cause, permit or suffer any of the Subsidiaries, directly or indirectly, to:

          SECTION 6.01. Liens, etc. Create, incur, assume or suffer to exist any Lien upon or with respect to any of its assets or properties (including stock or other securities of any person, including any Subsid-iary) now owned or hereafter acquired or assign or otherwise convey any right to receive income or revenues; provided that the foregoing restrictions shall not apply to mortgages, deeds of trust, pledges, liens, security interests or other charges or encumbrances:

          (a) for taxes, assessments or governmental charges or levies on property of the Company or any Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and with respect to which the Company or Subsidiary shall have set aside adequate reserves in accordance with GAAP with respect thereto;

          (b) imposed by law, such as carrier's, warehousemen's and mechanics' liens and other similar liens, which arise in the ordinary course of business with respect to obligations not yet due or being contested in good faith and by appropriate proceedings and with respect to which the Company or Subsidiary shall have set aside adequate reserves in accordance with GAAP with respect thereto;

          (c) arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

          (d) other attachments, liens, charges, pledges, deposits, encumbrances, or other security interests incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

          (e) Liens on the assets or properties of a Subsidiary in favor of the Company or another Subsidiary to secure Indebtedness of such Subsidiary to the Company or such other Subsidiary;

          (f) any Lien on property or assets of the Company or any Subsidiary existing on the date hereof and set forth on Schedule 6.01 and any Lien that replaces such an existing Lien; provided, however, that the principal amount of the Indebtedness secured by the replacing Lien does not exceed the principal amount of Indebtedness secured by such existing Lien at the time of replacement of the existing Lien or cover property different from the property covered by the existing Lien;

          (g) Liens on property or assets of the Company or any Subsidiary granted in connection with Sale and Lease-Back Transactions, provided that the aggregate amount of Attributable Debt in connection with such Sale and Lease-Back Transactions shall not at any time be in excess of $80,000,000; and

          (h) Liens other than those referred to in subparagraphs (a) through (g) above, provided that the aggregate amount of all Indebtedness that is secured or evidenced by Liens other than those referred to in subparagraphs (a) through (e) and (g) above does not at any time exceed an amount equal to 10% of Consolidated Shareholders' Equity of the Company.

          SECTION 6.02. Indebtedness of Subsidiaries. Permit any of the Subsidiaries to create, incur or assume any Indebtedness other than
(a) Indebtedness for borrowed money existing on the date hereof and set forth in Schedule 6.02 and any extensions, renewals or replacements of such Indebtedness, (b) Indebtedness incurred in connection with any Sale and Lease-Back Transaction permitted under Section 6.01(g), (c) Indebtedness owed to the Company or to any other direct or indirect wholly-owned Subsidiary and (d) Indebtedness (in addition to that specified in (a) through (c) above) in an aggregate principal amount as to all Subsidiaries not in excess of $20,000,000.

          SECTION 6.03. Compliance with Regulations G, U and X. Incur, create or assume any Indebtedness or other liability or make any investment, capital contribution, loan, advance or extension of credit or take or permit to be taken any other action or permit to exist any event permitted by this Credit Agreement but for the provisions of this Section 6.03, if such action or event would result in this Agreement, the Loans hereunder, the use of the proceeds thereof or the other transactions contemplated hereby violating or being inconsistent with Regulations G, U or X, including without limitation the provisions of said Regulations relating to withdrawal and substitution of collateral.

          SECTION 6.04.  Mergers, Consolidations and Sales of Assets.
Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) or any capital stock of any Subsidiary, except that (a) the Company and any Subsidiary may purchase and sell inventory in the ordinary course of business, (b) if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (i) any wholly owned Subsidiary or any other person may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any wholly owned Subsidiary may merge into or consolidate with any other wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and no person other than the Company or a wholly owned Subsidiary receives any consideration and
(iii) so long as (A) the Ratings of the surviving corporation are better than or equal to the Ratings of the Company and (B) the surviving corporation agrees in writing to assume the obligations of the Company under this Agreement, the Company may merge into or consolidate with any other person, (c) the Company may sell 100% of the capital stock of any Subsidiary for fair market value, as determined in good faith by the Company's board of directors, provided such sale does not constitute a sale of all or substantially all of the Company's assets and (d) the Company may sell any portion of the capital stock of any Subsidiary in connection with the establishment of a joint venture for the purpose of developing a product or business related to any of the Company's existing lines of business as of the date of this Agreement.

          SECTION 6.05. Leverage Ratio. Permit the Leverage Ratio at any time to be greater than 60%.

          SECTION 6.06. Minimum Consolidated Shareholders' Equity. Permit Consolidated Shareholders' Equity at any time to be less than $250,000,000.


                                ARTICLE VII

                             Events of Default

          In the case of the happening of any of the following events (hereinafter called Events of Default):

          (a) any representation or warranty made or deemed made in connec-tion with this Agreement or, with respect to the Company as constituted as of the Effective Date, the Pre-Spin-Off Credit Agreement or with the execution and delivery of the Notes or the borrowings hereunder or any statement or representation made in any report, certificate, financial statement or other instrument furnished by the Company to the Administrative Agent or the Banks pursuant to this Agreement or, with respect to the Company as constituted as of the Effective Date, the Pre-Spin-Off Credit Agreement shall prove to have been false or misleading in any respect material to the interests of the Banks with respect to the Company's performance of its obligations hereunder when made or delivered or when deemed made in accordance with the terms hereof;

          (b) default shall be made in the payment of the principal of or interest on any Loan or of the Commitment Fee or any other amount due under this Agreement, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise and in the case of interest on the Notes, the Commitment Fee or such other amounts, except principal, such default shall continue unremedied for a period of 10 days;

          (c) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 5.01, 5.05 or 5.08 or in Article VI;

          (d) default shall be made in the due observance or performance of any other covenant, condition or agreement to be observed or performed by the Company or any Subsidiary pursuant to the terms hereof and such default shall continue unremedied for 30 days after written notice thereof to the Company by the Administrative Agent or the Required Banks;

          (e) the Company or any Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of Indebtedness in a principal amount greater than $25,000,000, owing by the Company or such Subsidiary (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or the Company or any Subsidiary shall fail to perform any term, covenant or agreement on its part to be performed under any agreement or instrument evidencing or securing or relating to any such Indebtedness, if the effect of such failure is to cause or to permit the holder or holders of such Indebtedness to accelerate the maturity of such Indebtedness;

          (f) the Company or any Subsidiary other than a Designated Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any Subsidiary other than a Designated Subsidiary or for a substantial part of its property, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any Subsidiary other than a Designated Subsidiary, or of a substantial part of its property, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any Subsidiary other than a Designated Subsidiary or for a substantial part of its property or (iii) the winding-up or liquidation of the Company or any Subsidiary other than a Designated Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days;

          (h) one or more final judgments from which no further appeal can be taken for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against the Company and/or a Subsidiary, and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed;

          (i) (i) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code) shall have occurred with respect to any Plan or Plans with vested unfunded liabilities in an aggregate amount in excess of $10,000,000 and, within 30 days after the reporting of such Reportable Event to the Administrative Agent or after the receipt by the Administrative Agent of the statement required pursuant to
     Section 5.06, the Administrative Agent shall have notified the Company in writing that (A) the Required Banks have made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds for the termination of such Plan or Plans by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or for the imposition of a Lien in favor of such Plan or Plans and (B) as a result thereof an Event of Default exists hereunder; or (ii) a trustee shall be appointed by a United States District Court to administer any Plan with vested unfunded liabilities in excess of $10,000,000; or
     (iii) the PBGC shall institute proceedings to terminate any Plan with vested unfunded liabilities in excess of $10,000,000;

          (j)(i) the Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Company or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not in fact contesting such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of the Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), either (A) exceeds $10,000,000 or requires payments exceeding $2,500,000 in any year or (B) is less than $10,000,000 but remains unpaid 30 days after such payment is due;

          (k) the Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Company and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $2,500,000;

          (l) there shall have occurred a Change in Control; or

          (m) the Spin-Off shall have been consummated in violation of the Pre-Spin-Off Credit Agreement;

then, and in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon written request from the Required Banks shall, by notice to the Company, take either or both of the following actions, at the same or different times:
(i) terminate the Commitments and (ii) declare the Loans to be forthwith due and payable, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Company accrued hereunder, shall become forthwith due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in the Notes to the contrary notwithstanding. Notwithstanding the foregoing, if an Event of Default specified in paragraph (f) or (g) above occurs with respect to the Company or any Subsidiary, the Commitments shall automatically terminate and the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Company accrued hereunder, shall become immediately due and payable, without any action by any Bank or the Administrative Agent and without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwith-standing.


                               ARTICLE VIII

                         The Administrative Agent

          In order to expedite the transactions contemplated by this Agreement, Chemical Bank is hereby appointed to act as Administrative Agent on behalf of the Banks. Each of the Banks, and each subsequent holder of any Note by its acceptance thereof, hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Bank or holder and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Banks, without hereby limiting any implied authority, (a) to receive on behalf of the Banks all payments of principal of and interest on the Loans and all other amounts due to the Banks hereunder, and promptly to distribute to each Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Banks to the Company of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Bank copies of all notices, financial statements and other materials delivered by the Company pursuant to this Agreement as received by the Administrative Agent.

          Neither the Administrative Agent nor any of its directors, offi-cers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Company of any of the terms, conditions, covenants or agreements contained in this Agreement. The Administrative Agent shall not be responsible to the Banks or the holders of the Notes for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, the Notes or any other instruments or agreements. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Note notice, given as provided herein, of the transfer thereof in compliance with Section 9.04. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Banks (or such greater percentage of Banks as may be required hereunder) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Banks and each subsequent holder of any Note. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Company on account of the failure of or delay in performance or breach by any other Bank or the Company of any of their respective obligations hereunder or in connection herewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

          The Banks hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Banks.

          Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Banks and the Company. Upon any such resignation, the Required Banks, with the consent of the Company (which consent shall not be unreasonably withheld), shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

          With respect to the Loans made by it hereunder and the Notes issued to it, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Bank and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent.

          Each Bank agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Banks by the Administrative Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Banks, which shall not have been reimbursed by the Company and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Administrative Agent or any of them in any way relating to or arising out of this Agreement or any action taken or omitted by it or any of them under this Agreement, to the extent the same shall not have been reimbursed by the Company; provided, however, that no Bank shall be liable to the Administrative Agent or any such director, officer, employee or agent for any portion of such liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

          Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder.



                                ARTICLE IX

                               Miscellaneous

          SECTION 9.01. Notices. Except as otherwise expressly provided herein, notices and other communications provided for herein shall be in writing and shall be delivered or mailed or sent by telecopy addressed,

          (a)  if to the Company, in all cases to it at

          330 South Fourth Street
          Richmond, Virginia 23219
          Telephone: (804) 788-5402
          Telecopy:  (804) 788-5406

          Attention of Secretary;

          (b) if to Chemical Bank, either individually or in its capacity as Administrative Agent, in all cases to it at

          270 Park Avenue
          New York, New York 10017
          Telephone: (212) 270-7213
          Telecopy:  (212) 270-2202

          Attention of:  Banking and Corporate Finance; and

          (c) if to the Co-Agent or any other Bank, in all cases to it at the address listed next to its name in Schedule 2.01.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (i) on the date of receipt, if delivered by hand or overnight courier service or sent by telecopy, (ii) on the date five Business Days after dispatch if sent by registered or certified mail, and (iii) on the date of receipt, if by telephone, in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked direction from such party.

          SECTION 9.02. No Waivers; Amendments. (a) No failure or delay of the Administrative Agent or of any Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Banks and holders of the Notes hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or the Notes nor consent to any departure by the Company therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. Each holder of any of the Notes shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent.

          (b) Neither this Agreement nor any provision hereof may be amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Banks; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or the scheduled dates for the payment of principal of or interest on, any Loan or waive or excuse any such payment or any part thereof or reduce the rate of interest on any Loan, without the written consent of each holder affected thereby, (ii) increase or extend the Commitment or decrease the Commitment Fees of any Bank without the written consent of each Bank, (iii) amend or modify the definition of "Required Banks" or the provisions of this Section 9.02 or Section 9.08 without the written consent of each Bank, (iv) amend or modify the provisions of Section 9.17 without the written consent of Banks having Commitments representing at least 66-2/3% of the Total Commitment or (v) amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder, without the written consent of the Administrative Agent. Each Bank and holder of any Note shall be bound by any modification or amendment authorized by this Section regardless of whether its Notes shall be marked to make reference thereto, and any consent by any Bank or holder of a Note pursuant to this Section shall bind any person subsequently acquiring a Note from it, whether or not such Note shall be so marked.

          SECTION 9.03. Right of Setoff. If an Event of Default shall have occurred and be continuing that in the good faith judgment of any Bank shall materially compromise in any respect such Bank's interest as a Bank hereunder, such Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to, or for the credit or the account of, the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which such Bank may have.

          SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Company, the Administrative Agent or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

          (b) Each Bank may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it and the Notes held by it); provided, however, that (i) except in the case of an assignment to a Bank or an Affiliate of such Bank, each of the Company and the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (iii) the amount of the Commitment of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 (or, if such assigning Bank's Commitment is less than $10,000,000, such amount), (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment and a processing and recordation fee of $3,000 and (v) the assignee, if it shall not be a Bank, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement and (B) the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.17 and
9.05 (to the extent that such Bank's entitlement to such benefits arose out of such Bank's position as a Bank prior to the applicable assignment), as well as to any Fees accrued for its account and not yet paid). Notwithstanding the foregoing, any Bank assigning its rights and obligations under this Agreement may retain any Competitive Loans made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans so retained until such Loans have been repaid in full in accordance with this Agreement.

          (c) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Bank warrants that it is the legal and beneficial owner of the interest being assigned thereby, free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto, or the financial condition of the Company or any Subsidiary or the performance or observance by the Company or any Subsidiary of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto;
(iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

          (d) The Administrative Agent shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance and the names and addresses of the Banks, and the Commitment of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Company, the Administrative Agent and the Banks may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and any Bank at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an assignee together with the Note or Notes subject to such assignment, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Bank hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Company and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Banks. Within five Business Days after receipt of notice, the Company, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Committed Note and/or Competitive Note, (x) a new Competitive Note to the order of such assignee in an amount equal to the Total Commitment and a new Committed Note to the order of such assignee in an amount equal to the portion of the Commitment assumed by it pursuant to such Assignment and Acceptance and, (y) if the assigning Bank has retained a Commitment, a new Committed Note to the order of such assigning Bank in a principal amount equal to the Commitment retained by it. Such new Committed Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Committed Note; such new Notes shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the form of Exhibit B-1 or B-2 hereto, as appropriate. Canceled Notes shall be returned to the Company.

          (f) Each Bank may without the consent of the Company or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it and the Notes held by it); provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.12, 2.13 and 2.17 to the same extent as if they were Banks and (iv) the Company, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and such Bank shall retain the sole right to enforce the obligations of the Company relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any Fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending the final scheduled maturity of the Loans or any date scheduled for the payment of interest on the Loans or extending the Commitments).

          (g) Any Bank or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Company furnished to such Bank by or on behalf of the Company, provided that, prior to any such disclosure of information designated by the Company as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information. It is understood that confidential information relating to the Company would not ordinarily be provided in connection with assignments or participations of Competitive Loans.

          (h) Any Bank may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release a Bank from any of its obligations hereunder.

          SECTION 9.05. Expenses; Indemnity. The Company agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation of this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Administrative Agent or any Bank in connection with the enforcement or protection of their rights in connection with this Agreement or in connection with the Loans made or the Notes issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for the Administrative Agent or any Bank. The Company further agrees that it shall indemnify the Banks from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement.

          (b) The Company agrees to indemnify the Administrative Agent, each Bank, each of their Affiliates and each of the foregoing persons' respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any instrument or agreement contemplated hereby, the arrangement or syndication of the credit facilities provided for hereby, performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

          SECTION 9.06. Survival of Agreements, Representations and Warranties, etc. All warranties, representations and covenants made by the Company herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Banks and shall survive the making of the Loans herein contemplated and the issuance and delivery to the Banks of the Notes regardless of any investigation made by the Banks or on their behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Company hereunder.

          SECTION 9.07. Governing Law. This Agreement and the Notes shall be construed in accordance with and governed by the laws of the State of New York.

          SECTION 9.08. Sharing of Setoffs. If one or more Events of Default shall occur, the holder of any Loan shall have the right, in addition to and not in limitation of any right which any such holder may have under applicable law or otherwise, to set off against the unpaid balance of any Loan or Loans or participation therein held by it any debt owing to the Company by such holder, including, without limitation, any funds in any deposit account maintained by the Company with such holder, and nothing in this Agreement shall be deemed a waiver or prohibition of any Bank's right of banker's lien or setoff. Each holder of a Loan agrees that, if it shall through the exercise of a right of banker's lien, setoff, counterclaim or otherwise obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Bank, it shall be deemed to have simultaneously purchased from such other holder a participation in the Loan held by such other holder so that the aggregate unpaid principal amount of the Loan or Loans and participations in Notes held by each holder shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of such Loan held by it prior to such exercise of banker's lien, setoff or counterclaim or receipt of other payment was to the principal amount of all Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or receipt of other payment, and it shall promptly remit to each such holder the amount of the participation thus deemed to have been purchased. The Company expressly consents to the foregoing arrangements and agrees that any holder of a participation in a Loan so acquired may exercise any and all rights of banker's lien, setoff, counterclaim or otherwise with respect to any and all moneys owing by such holder to the Company as fully as if such holder were a holder of a Loan in the amount of such participation. If all or any portion of any such excess payment is thereafter recovered from the holder which received the same, the purchase provided for herein shall be deemed to have been rescinded to the extent of such recovery, without interest.

          SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Bank, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Bank in accordance with applicable law, the rate of interest payable under the Notes held by such Bank, together with all Charges payable to such Bank, shall be limited to the Maximum Rate.

          SECTION 9.10. Entire Agreement. This Agreement constitutes the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          SECTION 9.11. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and
(b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.11.

          SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 9.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.16.

          SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          SECTION 9.15.  Jurisdiction; Consent to Service of Process.
(a) The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Bank may otherwise have to bring any action or proceeding relating to this Agreement against the Company or its properties in the courts of any jurisdiction.

          (b) The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.16. Binding Effect. This Agreement shall become effective when it shall have been executed by the Company and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each Bank, and thereafter shall be binding upon and inure to the benefit of the Company, the Administrative Agent and each Bank and their respective successors and assigns, except that the Company shall not have the right to assign or delegate any of its rights or duties hereunder or any interest herein without the prior consent of all the Banks.

          SECTION 9.17. Effectiveness. This Agreement shall become effective, and the obligations of the Company outstanding hereunder at the time of such effectiveness shall be determined, as provided in Section 9.17 of the Pre-Spin-Off Credit Agreement (the date on which this Agreement shall become effective being called the "Effective Date"). Notwithstanding the foregoing, as of the Effective Date each Bank shall be deemed to have made under this Agreement (a) its pro rata share of the Committed Loans specified in the certificate of a Financial Officer of the Company and Albemarle delivered pursuant to Section 9.17(a) of the Pre-Spin-Off Credit Agreement (such certificate being called the "Officer's Certificate") and
(b) such Competitive Loans as are set forth opposite its name on the Officer's Certificate, and the interest accrued on all such Loans under the Pre-Spin-Off Credit Agreement shall be deemed to be accrued on such Loans under this Agreement and shall become the obligation of the Company hereunder. Each Loan deemed made under this Agreement shall be of the same Type, shall have the same Interest Period as such Loan under the Pre-Spin-Off Credit Agreement and shall bear interest from the Effective Date as provided in Section 2.08 of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.


                              ETHYL CORPORATION,

                                by
                                  /s/Charles B. Walker
                     Name:  Charles B. Walker
                                  Title:  Executive Vice
                                          President and
                                          Chief Financial
                                          Officer


                              CHEMICAL BANK,
                              acting individually and as
                              Administrative Agent,

                                by
                                  /s/Laura E. Thorne
                                  Name:  Laura E. Thorne
                                  Title:  Vice President


                              NATIONSBANK OF NORTH CAROLINA, N.A., acting individually and as Co-Agent,

                                by
                                  /s/Robert Y. Bennett
                                  Name:  Robert Y. Bennett
                                  Title:  Vice President


                              THE BANK OF NEW YORK,

                               by
                                 /s/Victoria Wohlsen
                                 Name:  Victoria Wohlsen
                                 Title:  Vice President


                              BANK BRUSSELS LAMBERT, NEW YORK BRANCH,

                                by
                                  /s/Eric Hollanders
                                  Name:  Eric Hollanders
                                  Title:  Senior Vice
                                          President, Credit
                                          Department

                                by
                                  /s/Craig Hallsteen
                                  Name:  Craig Hallsteen
                                  Title:  Vice President


                              CENTRAL FIDELITY NATIONAL BANK

                                by
                                  /s/Harry A. Turton, Jr.
                                  Name: Harry A. Turton, Jr.
                                  Title: Vice President


                              CONTINENTAL BANK N.A.,

                                by
                                  /s/Adam N. Balbach
                                  Name:  Adam N. Balbach
                                  Title:  Vice President


                              PHILADELPHIA NATIONAL BANK
                              (incorporated as Corestates
                              Bank, N.A.),

                                by
                                  /s/James P. Richards
                                  Name:  James P. Richards
                                  Title:  Vice President


                              CREDIT LYONNAIS ATLANTA AGENCY,

                                by
                                  /s/David M. Cawrse
                                  Name:  David M. Cawrse
                                  Title:  Vice President


                              CREDIT LYONNAIS CAYMAN ISLAND BRANCH,

                                by
                                  /s/David M. Cawrse
                                  Name:  David M. Cawrse
                                  Title:  Authorized
                                          Signature


                              CREDIT SUISSE,

                                by
                                  /s/William P. Murray
                                  Name:  William P. Murray
                                  Title:  Member of Senior
                                          Management

                                by
                                  /s/Kristinn R. Kristinsson
                                  Name:  Kristinn R. Kristinsson
                                  Title:  Associate


                              CRESTAR BANK,

                                by
                                  /s/Timothy J. Cecil
                                  Name:  Timothy J. Cecil
                                  Title:  Vice President


                              FIRST UNION NATIONAL BANK OF VIRGINIA,

                                by
                                  /s/R. Lowndes Burke
                                  Name:  R. Lowndes Burke
                                  Title:  Vice President


                              THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED,
                              NEW YORK BRANCH,

                                by
                                  /s/Philip A. Marsden
                                  Name:  Philip A. Marsden
                                  Title:  Deputy General
                                          Manager


                              MELLON BANK, N.A.,

                                by
                                  /s/Linda C. Carstens
                                  Name:  Linda C. Carstens
                                  Title:  Vice President


                              THE MITSUBISHI BANK, LTD.,
                              NEW YORK BRANCH,

                                by
                                  /s/J. Bruce Meredith
                                  Name:  J. Bruce Meredith
                                  Title:  Senior Vice
                                          President and
                                          Manager


                              MORGAN GUARANTY TRUST COMPANY
                              OF NEW YORK,

                                by
                                  /s/Michael C. Mauer
                                  Name:  Michael C. Mauer
                                  Title:  Vice President


                              J.P. MORGAN DELAWARE,

                                by
                                  /s/David J. Morris
                                  Name:  David J. Morris
                                  Title:  Vice President


                              PNC BANK, NATIONAL ASSOCIATION,

                                by
                                  /s/Dale Robert Mason
                                  Name:  Dale Robert Mason
                                  Title:  Assistant Vice
                                          President


                              ROYAL BANK OF CANADA,

                                by
                                  /s/John M. Crawford
                                  Name:  John M. Crawford
                                  Title:  Senior Manager


                              SHAWMUT BANK, N.A.,

                                by
                                  /s/Gary P. Kearns
                                  Name:  Gary P. Kearns
                                  Title:  Senior Vice
                                          President


                              SIGNET BANK/VIRGINIA,

                                by
                                  /s/Kevin W. Walsh
                                  Name:  Kevin W. Walsh
                                  Title:  Vice President


                              SOCIETE GENERALE,

                                by
                                  /s/Salvatore Galatioto
                                  Name:  Salvatore Galatioto
                                  Title:  Vice President


                              SWISS BANK CORPORATION,
                              NEW YORK BRANCH,

                                by
                                  /s/Edward J. McDonnell
                                  Name:  Edward J. McDonnell
                                  Title:  Associate Director,
                                          Merchant Banking

                                by
                                  /s/George W. Lambertson
                                  Name:  George W. Lambertson
                                  Title:  Associate Director,
                                          Merchant Banking


                              TORONTO-DOMINION (NEW YORK), INC.,

                                by
                                  /s/Warren Finlay
                                  Name:  Warren Finlay
                                  Title:  Vice President


                              WACHOVIA BANK OF NORTH CAROLINA, N.A.,

                                by
                                  /s/Christopher L. Fincher
                                  Name:  Christopher L. Fincher
                                  Title:  Assistant Vice
                                          President

                                                             Schedule 2.01
                                                       to Credit Agreement

                            Lenders and Commitments

Lender                                                        Commitment

Chemical Bank                                                 $50,000,000
270 Park Avenue
New York, New York  10017
Attention:  Laura Thorne
Telephone:  (212) 270-7213
Telecopy:  (212) 270-2122

NationsBank of North Carolina, N.A.                            46,000,000
1111 East Main Street
4th Floor Pavilion
Richmond, VA 23227
Attention:  Mr. Robert Y. Bennett
Telephone: (804) 788-3631
Telecopy:  (804) 788-3669

The Bank of New York                                           29,000,000
1 Wall Street, 22nd Floor
New York, NY 10286
Attention:  Ms. Vicky Wohlsen
Telephone: (212) 635-1456
Telecopy:  (212) 635-6434

Bank Brussels Lambert, New York Branch                         10,000,000
630 Fifth Avenue, 20th Floor
New York, NY 10111
Attention:  Mr. Craig Halsteen
Telephone: (212) 632-5325
Telecopy:  (212) 632-5308

Central Fidelity National Bank                                 10,000,000
1021 East Cary Street
Richmond, VA 23219
Attention:  Mr. Harry Turton
Telephone: (804) 697-6801
Telecopy:  (804) 697-6869

Continental Bank N.A.                                          29,000,000
950 East Paces Ferry Road, Suite 3375
Atlanta, GA 30326
Attention:  Mr. Richard C. Wilson
Telephone: (404) 364-3300
Telecopy:  (404) 364-3303


Philadelphia National Bank                                    $10,000,000
FC1-1-82-25
Broad & Chestnut Streets
Philadelphia, PA 19101
Attention:  Mr. James P. Richards
Telephone: (215) 973-7397
Telecopy:  (215) 973-6745

Credit Lyonnais Atlanta Agency and                             10,000,000
Credit Lyonnais Cayman Island Branch
1301 Avenue of the Americas, 10th Floor
New York, NY 10019
Attention:  Mr. Ron Finn
Telephone: (212) 261-7050
Telecopy:  (212) 459-3187

Credit Suisse                                                  29,000,000
12 East 49th Street
New York, NY 10017
Attention:  Mr. Kris Kristensson
Telephone: (212) 238-5206
Telecopy:  (212) 238-5245

With a copy to:

Credit Suisse                                                 29,000,000
191 Peachtree Street, Suite 3500
Atlanta, GA 30303
Attention:  Mr. Myron P. Schmidt
Telephone: (404) 577-6100
Telecopy:  (404) 577-9029

Crestar Bank                                                  22,500,000
919 East Main Street
Richmond, VA 23219
Attention:  Mr. Tim Cecil
Telephone: (804) 782-5998
Telecopy:  (804) 782-5413

First Union Bank of Virginia                                  15,000,000
901 East Cary Street, 2nd Floor
Richmond, VA 23219
Attention:  Mr. R. Lowndes Burke
Telephone: (804) 788-9732
Telecopy:  (804) 788-9673

J.P. Morgan Delaware                                         $11,250,000
902 Market Street
Wilmington, DE 19801
Attention:  Mr. David J. Morris
Telephone: (302) 651-3788
Telecopy:  (302) 654-5336

The Long-Term Credit Bank of Japan,                           15,000,000
Limited, New York Branch
165 Broadway
New York, NY 10006
Attention:  Mr. Philip A. Marsden
Telephone: (212) 335-4529
Telecopy:  (212) 608-2371

Mellon Bank, N.A.                                             15,000,000
One Mellon Bank Center
Pittsburgh, PA 15258
Attention:  Ms. Linda C. Carstens
Telephone: (412) 234-1898
Telecopy:  (412) 234-8888

The Mitsubishi Bank, Ltd., New York Branch                    10,000,000
225 Liberty Street, 39th Floor
New York, NY 10281
Attention:  Mr. Bruce Meredith
Telephone: (212) 667-2883
Telecopy:  (212) 667-3550

Morgan Guaranty Trust Company of New York                     11,250,000
60 Wall Street, 22nd Floor
New York, NY 10260
Attention:  Mr. David Common
Telephone: (212) 648-3319
Telecopy:  (212) 648-5336

PNC Bank, National Association                                29,000,000
Land Title Building
100 South Broad Street, 7th Floor
Philadelphia, PA 19110
Attention:  Mr. Dale Mason
Telephone: (215) 585-5934
Telecopy:  (215) 585-6037

Royal Bank of Canada                                          29,000,000
Grand Cayman (North America No. 1) Branch
c/o New York Operations Center
Pierrepont Plaza
300 Cadman Plaza West
Brooklyn, New York 11201-2701
Attention:  Manager, Loans Administration
Telephone:  (212) 858-7168
Telecopy:  (718) 522-6292/3

With a copy to:

Royal Bank of Canada                                         29,000,000
One Financial Square
New York, NY 10005-3531
Attention:  Mr. John M. Crawford
Telephone: (212) 428-6261
Telecopy:  (212) 428-6459

Shawmut Bank, N.A.                                           22,500,000
One Federal Street, OF-0324
Boston, MA 02211
Attention:  Mr. Gary P. Kearns
Telephone: (617) 292-3469
Telecopy:  (617) 292-2566

Signet Bank/Virginia                                         15,000,000
800 East Main Street
Richmond, VA 23219
Attention:  Mr. Kevin Walsh
Telephone: (804) 771-7395
Telecopy:  (804) 771-7151

Societe Generale                                             22,500,000
50 Rockefeller Plaza
New York, NY 10030
Attention:  Mr. Brian Campbell
Telephone: (212) 830-7037
Telecopy:  (212) 581-8752

Swiss Bank Corporation, New York Branch                      29,000,000
222 Broadway
New York, NY 10008
Attention:  Mr. George Lambertson
Telephone: (212) 574-4072
Telecopy:  (212) 574-3852

Toronto-Dominion (New York), Inc.                           $15,000,000
909 Fannin
Houston, TX 77010
Attention:  Ms. Diana Bailey
Telephone: (713) 653-8250
Telecopy:  (713) 951-9921

Wachovia Bank of North Carolina, N.A.                        15,000,000
301 North Main Street
Winston-Salem, NC 27150
Attention:  Mr. Christopher L. Fincher
Telephone: (910) 770-6609
Telecopy:  (910) 770-6935

                                                             Schedule 3.07

                                 Litigation

                                    None.

                                                            Schedule 3.15


                     Environmental and Safety Matters
                             Ethyl Corporation


1. Louisiana Department of Environmental Quality (La. DEQ), Penalty Assessment, Docket No. GWP-88-003, Penalty Assessment dated May 5, 1988, regarding alleged violation of RCRA groundwater monitoring requirements, decision dated January 29, 1990 assessing penalty of $8,111, affirmed by Secretary on August 31, 1991, and appealed to Louisiana First Circuit Court of Appeal, where the appeal is pending.

2. La. DEQ Penalty Assessment HEP-89-784, issued November 30, 1989, seeks penalty of $38,000 in regard to alleged violations of RCRA, and is under administrative appeal.

3. La. DEQ Penalty Assessment HEP-91-0339, issued August 15, 1991, seeks $15,000 penalty in regard to alleged violations of RCRA, and is under administrative appeal.

4. La. DEQ Penalty Assessment HEP-90-0644, issued November 17, 1992, seeks $51,183 in regard to alleged violations of RCRA, and is under administrative appeal.

                                                              Schedule 6.01

                                   Liens

                                   None.

                                                                EXHIBIT A-1

                                  FORM OF

                          COMPETITIVE BID REQUEST

Chemical Bank, as Administrative Agent for the Banks referred to below,
270 Park Avenue
New York, NY 10017
                                                                   [Date]
Attention:  Laura Thorne

Ladies and Gentlemen:

        The undersigned, Ethyl Corporation, a Virginia corporation (the "Company"), refers to the Competitive Advance and Revolving Credit Facility Agreement dated as of February 16, 1994 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Company, the Banks party thereto, Chemical Bank, as Administrative Agent, and NationsBank of North Carolina, N.A., as Co-Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Company hereby gives you notice pursuant to Section 2.03(a) of the Credit Agreement that it requests a Competitive Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:



(A)    Interest Rate Basis 1/            _______   _______   _______

(B)    Date of Competitive Borrowing
       (which is a Business Day)          _______   _______   _______

(C)    Interest Period and the last
       day thereof 2/                    _______   _______   _______

(D)    Principal Amount of
       Competitive Borrowing 3/         $_______   $______   $______


                      Upon acceptance of any or all of the Loans offered by the Banks in response to this request, the Company shall be deemed to affirm as of such date the representations and warranties made in the Credit
Agreement to the extent specified in Article IV thereof.

                                              Very truly yours,

                                              ETHYL CORPORATION,

                                                 by
                                                  ____________________________
                                                  Title: [Responsible Officer]

Copy to:
Chemical Bank Agency Services Corporation
Grand Central Tower
140 East 45th Street
New York, New York  10017
Attention:  Janet Belden


- ---------------

1/ Eurodollar Competitive Loan or Fixed Rate Loan.

2/ Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

3/ Not less than $5,000,000 and in integral multiples thereof.

                                                                EXHIBIT A-2
                                FORM OF

                         COMPETITIVE BID INVITATION


[Name of Bank]
[Address]
                                                                [Date]
Ladies and Gentlemen:

    Reference is made to the Competitive Advance and Revolving Credit Facility Agreement dated as of February 16, 1994 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among Ethyl Corporation, a Virginia corporation (the "Company"), the Banks party thereto, Chemical Bank, as Administrative Agent, and NationsBank of North Carolina, N.A., as Co-Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Company made a Competitive Bid Request on
 , 19 , pursuant to Section 2.03(a) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid by [Date]/[Time]. 1/ Your Competitive Bid must comply with Section 2.03(b) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:

(A)    Interest Rate Basis                     ____________

(B)    Date of Competitive Borrowing           ____________

(C)    Interest Period and the last
       day thereof                             ____________

(D)    Principal Amount of
       Competitive Borrowing                  $____________


                                          Very truly yours,

                                          CHEMICAL BANK, as
                                          Administrative Agent,

                                            by
                                              ____________________________
                                              Title:




- ------------------
1/ The Competitive Bid must be received by the Administrative Agent (i) in the case of Eurodollar Competitive Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (ii) in the case of Fixed Rate Loans, no later than 9:30 a.m., New York City time, on the Business Day of a proposed Competitive Borrowing.

                                                             EXHIBIT A-3



                                FORM OF

                            COMPETITIVE BID


Chemical Bank, as Administrative Agent
for the Banks referred to below,
270 Park Avenue
New York, NY 10017

                                                                 [Date]
Attention:  Laura Thorne

Ladies and Gentlemen:

    The undersigned, [Name of Bank], refers to the Competitive Advance and Revolving Credit Facility Agreement dated as of February 16, 1994 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among Ethyl Corporation, a Virginia corporation (the "Company"), the Banks party thereto, Chemical Bank, as Administrative Agent, and NationsBank of North Carolina, N.A., as Co-Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.03(b) of the Credit Agree-ment, in response to the Competitive Bid Request made by the Company on
 , 19 , and in that connection sets forth below the terms on which such Competitive Bid is made:

(A)    Interest Period and last
       day thereof                 ______     _______      _______

(B)    Principal Amount 1/         $______    $_______     $_______

(C)    Competitive Bid Rate 2/      ______     _______      _______



        The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to the Company upon acceptance by the Company of this bid in accordance with
Section 2.03(d) of the Credit Agreement.

                                          Very truly yours,

                                          [NAME OF BANK],

                                            by
                                              ________________________________
                                              Title:


Copy to:
Chemical Bank Agency Services Corporation
Grand Central Tower
140 East 45th Street
New York, New York  10017
Attention:  Janet Belden


- -------------------------
1/ Not less than $5,000,000 or greater than the requested Competitive Borrowing and in integral multiples of $5,000,000. Multiple bids will be accepted by the Administrative Agent.

2/ i.e., LIBOR + or -   %, in the case of Eurodollar Competitive Loans or
   %, in the case of Fixed Rate Loans.

                                                              EXHIBIT A-4


             FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER

                                                              [Date]


Chemical Bank, as Administrative Agent
for the Banks referred to below
270 Park Avenue
New York, NY 10017

Attention:  Laura Thorne

Ladies and Gentlemen:

        The undersigned, Ethyl Corporation (the "Company"), refers to the Competitive Advance and Revolving Credit Facility Agreement dated as of February 16, 1994 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Company, the Banks party thereto, Chemical Bank, as Administrative Agent, and NationsBank of North Carolina, N.A., as Co-Agent.

        In accordance with Section 2.03(c) of the Credit Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated ___________ and in accordance with Section 2.03(d) of the Credit Agreement, we hereby accept the following bids for maturity on [date]:

Principal Amount          Fixed Rate/Margin          Bank
     $                    [%]/[+/-.  %]
     $

We hereby reject the following bids:

Principal Amount          Fixed Rate/Margin          Bank
     $                    [%]/[+/-.  %]
     $

The $              should be deposited in Chemical Bank account number
[           ] on [date].


                                          Very truly yours,

                                          ETHYL CORPORATION,

                                             by

                                             Name:
                                             Title:

                                                               EXHIBIT A-5


                                  FORM OF

                      COMMITTED BORROWING REQUEST


Chemical Bank, as Administrative Agent
for the Banks referred to below,
270 Park Avenue
New York, NY 10017
                                                                   [Date]

Attention:  Laura Thorne

Ladies and Gentlemen:

The undersigned, Ethyl Corporation, a Virginia corporation (the "Company"), refers to the Competitive Advance and Revolving Credit Facility Agreement dated as of February 16, 1994 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Company, the Banks party thereto, Chemical Bank, as Administrative Agent, and NationsBank of North Carolina, N.A., as Co-Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Company hereby gives you notice pursuant to
Section 2.04 of the Credit Agreement that it requests a Committed Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Committed Borrowing is requested to be made:

(A)    Date of Committed Borrowing
       (which is a Business Day)       _________________________________

(B)    Principal Amount of
       Committed Borrowing 1/          $_________________________________

(C)    Interest rate basis 2/           _________________________________

(D)    Interest Period and the
       last day thereof 3/              _________________________________

        Upon acceptance of any or all of the Loans made by the Banks in response to this request, the Company shall be deemed to have represented and warranted (but only to the extent required by Section 4.01 of the Credit Agreement) that the conditions to lending specified in Sec-tion 4.01(b) and (c) of the Credit Agreement have been satisfied.

                                     Very truly yours,

                                     ETHYL CORPORATION,

                                        by
                                           ___________________________
                                          Title: [Responsible Officer]
Copy to:
Chemical Bank Agency Services Corporation
Grand Central Tower
140 East 45th Street
New York, New York  10017
Attention:  Ed Cruz

- ----------------
1/ Not less than $10,000,000 and in integral multiples of $1,000,000.

2/ Eurodollar Loan or ABR Loan.

3/ Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

                                                              EXHIBIT B-1


                      FORM OF COMPETITIVE NOTE


$[            ]                                        New York, New York
                                                       [                ]


        FOR VALUE RECEIVED, the undersigned, ETHYL CORPORATION, a Virginia corporation (the "Company"), hereby promises to pay to the order of
[        ] (the "Bank"), at the office of Chemical Bank (the "Agent"), at
270 Park Avenue, New York, New York 10017, (i) on the last day of each Interest Period as defined in the Competitive Advance and Revolving Credit Facility Agreement dated as of February 16, 1994, among the Company, the Banks party thereto, the Agent and NationsBank of North Carolina, N.A., as Co-Agent (as amended, modified, extended or restated from time to time, the "Credit Agreement"), the aggregate unpaid principal amount of all Competitive Loans made by the Bank to the Company pursuant to Section 2.03 of the Credit Agreement to which such Interest Period applies and (ii) on the Maturity Date (as defined in the Credit Agreement), the lesser of the
principal sum of [           ] Dollars ($[          ]) and the aggregate
unpaid principal amount of all Competitive Loans made by the Bank to the Company pursuant to Section 2.03 of the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on such principal amount from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on the dates determined pursuant to the Credit Agreement.

        The Company promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates determined as set forth in the Credit Agreement.

        The Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

        All borrowings evidenced by this Competitive Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligations of the Company to make payments of principal and interest in accordance with the terms of this Competitive Note and the Credit Agreement.

        This Competitive Note is one of the Competitive Notes referred to in the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity thereof under certain circumstances and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Competitive Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.


                         ETHYL CORPORATION,

                           by
                             _________________________
                             Name:
                             Title:

                                   Loans and Payments


                                                             Unpaid     Name of
                                    Payments                Principal   Person
          Amount   Interest  Interest                       Balance of  Making
Date     of Loan    Rate      Period   Principal  Interest      Note   Notation

                                                                EXHIBIT B-2


                           FORM OF COMMITTED NOTE


$                                                        New York, New York
                                                         [                ]


        FOR VALUE RECEIVED, the undersigned, ETHYL CORPORATION, a Virginia corporation (the "Company"), hereby promises to pay to the order of
                 (the "Bank"), at the office of Chemical Bank (the "Agent"), at 270 Park Avenue, New York, New York 10017, on (i) the last day of each Interest Period as defined in the Competitive Advance and Revolving Credit Facility Agreement dated as of February 16, 1994, among the Company, the Banks party thereto, the Agent and NationsBank of North Carolina, N.A., as Co-Agent (as amended, modified, extended or restated from time to time, the "Credit Agreement"), the aggregate unpaid principal amount of all Committed Loans made by the Bank to the Company pursuant to Sections 2.02 and 2.04 of the Credit Agreement to which such Interest Period applies and (ii) the Maturity Date, the
lesser of the principal sum of                               Dollars ($    ) and
the aggregate unpaid principal amount of all Committed Loans made by the Bank to the Company pursuant to Sections 2.02 and 2.04 of the Credit
Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on such principal amount from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on the dates determined pursuant to the Credit Agreement.

        The Company promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates determined as set forth in the Credit Agreement.

        The Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

        All borrowings evidenced by this Committed Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligations of the Company to make payments of principal and interest in accordance with the terms of this Committed Note and the Credit Agreement.

        This Committed Note is one of the Committed Notes referred to in the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Committed Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.


                         ETHYL CORPORATION,

                           by
                             _________________________
                             Name:
                             Title:

                               Loans and Payments


                                                             Unpaid     Name of
                                            Payments        Principal   Person
          Amount   Type of   Interest                       Balance of  Making
Date     of Loan    Loan      Period   Principal  Interest    Note      Notation

                                                                 EXHIBIT C


                                    FORM OF

                           ASSIGNMENT AND ACCEPTANCE


    Reference is made to the Competitive Advance and Revolving Credit Facility Agreement dated as of February 16, 1994, (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among Ethyl Corporation, a Virginia corporation (the "Company"), the Banks party thereto (the "Banks"), Chemical Bank, as administrative agent for the Banks (in such capacity, the "Administrative Agent") and NationsBank of North Carolina, N.A., as Co-Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

    1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth on the following page, the interests set forth on the following page (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the following page in the Commitment of the Assignor on the Effective Date and the Loans owing to the Assignor which are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans to the Effective Date and the amount, if any, set forth on the following page of the Fees accrued to the Effective Date for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in
Section 9.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and under the Credit Agreement or any other document issued in connection therewith and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

    2. This Assignment and Acceptance is being delivered to the Agent together with (i) the Notes evidencing the Loans included in the Assigned Interest, (ii) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty, all duly completed and executed by such Assignee, (iii) if the Assignee is not already a Bank under the Credit Agreement, an Administrative Questionnaire and (iv) a processing and recordation fee of $3,000.

    3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
(may not be fewer than 5 Business
Days after the Date of Assignment):


                                                            Percentage Assigned
                                                            of Facility and
                                                            Commitment (set
                                                            forth, to at
                                                            least 8 decimals,
                         Principal Amount Assigned          as a percentage of
                         (and Identifying                   the Facility and
                         information as to                  aggregate Commit-
                         individual Competitive             ments of all Banks
Facility                 Loans                              therunder)
Commitment Assigned:     $                                                   %
Committed Loans:         $                                                   %
Competitive Loans:       $                                                   %
Fees Assigned (if any):  $                                                   %

The terms set forth above and
on the preceding page are
hereby agreed to:                       [Accepted

________________, as Assignor          CHEMICAL BANK, as Administrative Agent

By:________________________            By:________________________
   Name:                                  Name:
   Title:                                 Title:

_______________, as Assignee           ETHYL CORPORATION,

By:________________________            By:________________________
   Name:                                  Name:
   Title:                                 Title:                 ]

                                                               EXHIBIT D


                         ADMINISTRATIVE QUESTIONNAIRE

                              ETHYL CORPORATION


Please accurately complete the following information and return via FAX to the attention of Janet Belden at Chemical Bank Agency Services Corporation as soon as possible.

FAX Number: 212-622-0854

LEGAL NAME OF YOUR INSTITUTION TO APPEAR IN DOCUMENTATION:




GENERAL INFORMATION - DOMESTIC RATE LENDING OFFICE:
Institution Name:
Street Address:
City, State, Zip Code:


GENERAL INFORMATION - EURODOLLAR LENDING OFFICE:
Institution Name:
Street Address:
City, State, Zip Code:


CREDIT CONTACTS/NOTIFICATION METHODS:
Primary Contact:
Street Address:
City, State, Zip Code:
Phone Number:
FAX Number:

Backup Credit Contact:
Street Address:
City, State, Zip Code:
Phone Number:
FAX Number:


TAX WITHHOLDING:
    UNITED STATES
    Non-Resident Alien or Foreign Corporation or Other Foreign Entity
        __________ YES   __________ NO
    If yes, please enclose Form 4224, 1001 or W-8. If no, please enclose
Form W-9.
    Tax ID Number _________________________________

CONTACTS/NOTIFICATION METHODS:
ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC.

Contact:
Street Address:
City, State, Zip Code:
Phone Number:
FAX Number:
Telex & Answer Back:

PAYMENT INSTRUCTIONS:
Name of Bank where funds are to be transferred:

Routing Transit/ABA number of Bank where funds are to be transferred:

Name of Account, if applicable:

Account Number:
Additional Information:


BID LOAN NOTIFICATIONS:
Contact:
Street Address:
City, State, Zip Code:
Phone Number:
Fax Number:


MAILINGS:
Please specify who should receive financial information:

Name:
Street Address:
City, State, Zip Code:


It is very important that all of the above information is accurately filled in and returned promptly. If there is someone other than yourself who should receive this questionnaire, please notify us of their name and FAX number and we will FAX them a copy of the questionnaire. If you have any questions, please call Lascelles Thompson at 212-622-8738, telecopy 212-622-0854.

                                                                 EXHIBIT G

                                CERTIFICATE


        Reference is made to Section 9.17(a) of the Competitive Advance and Revolving Credit Facility Agreement dated as of February 16, 1994, among Ethyl Corporation (the "Company"), the financial institutions listed on
Schedule 2.01 thereto (the "Banks"), and Chemical Bank, as administrative agent for the Banks (in such capacity, the "Agent"). Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

        Pursuant to Section 9.17(a)(iii) of the Credit Agreement, I, [Financial Officer], [title] of the Company, hereby certify that the following information with respect to the Loans made to the Company under the Credit Agreement is true and correct:

        1.  As of the date hereof, there are $[         ] of Committed Loans
outstanding under the Credit Agreement.  $[         ] of such Committed
Loans as set forth in the table below are to become outstanding Loans for the account of Albemarle under the Albemarle Credit Agreement in consideration of the transfer by the Company of certain assets to Albemarle
in connection with the Spin-Off.  $[         ] of such Committed Loans as
set forth in the table below are to become outstanding Loans for the account of the Company under the Post-Spin-Off Ethyl Credit Agreement.

Ethyl Committed Loans:

Principal Amount       Date of Loan       Type of Loan       Interest Period





Albemarle Committed Loans:

Principal Amount       Date of Loan       Type of Loan       Interest Period



        2.  As of the date hereof, there are $[         ] of Competitive Loans
outstanding under the Credit Agreement. The following table sets forth the allocation of the aggregate principal amount of Competitive Loans outstanding to each Bank under the Post-Spin-Off Credit Agreements on the same basis as in paragraph 1 above:

Ethyl Competitive Loans:

Principal Amount       Date of Loan       Type of Loan       Interest Period



Albemarle Competitive Loans:

Principal Amount       Date of Loan       Type of Loan       Interest Period



        IN WITNESS WHEREOF, I have hereunto set my name this [   ] day of
[          ], 1994.


                                                  ETHYL CORPORATION,


                                                  By
                                                     Name:
                                                     Title:


                                                  ALBEMARLE CORPORATION,


                                                  By
                                                     Name:
                                                     Title: